Exhibit 4.11

FORM 51-102F4

BUSINESS ACQUISITION REPORT

Item 1	Identity of Company

1.1	Name and Address of Company

Engine Media Holdings, Inc. (formerly, Torque Esports Corp.) (“Engine”)
3000 – 77 King Street West
P.O. Box 95, TD Centre North Tower
Toronto, Ontario M5K 1G8

1.2	Executive Officer

Michael Munoz
Chief Financial Officer
(212) 931-1229

Item 2	Details of Acquisition

2.1	Nature of Business Acquired

On May 8, 2020, Engine acquired Frankly Inc. (“Frankly”) pursuant to a court approved plan of arrangement and acquired WinView, Inc. (“WinView”), pursuant to a statutory merger under the laws of the State of Delaware (the “Acquisition”).

Details Respecting Frankly

Frankly provides a complete suite of solutions that give publishers a unified workflow for the creation, management, publishing and monetization of digital content to any device, while maximizing audience value and revenue.

Frankly’s products include a groundbreaking online video platform for Live, Video on Demand (“VOD”) and Live-to-VOD workflows, a full-featured content management system with rich storytelling capabilities, as well as native apps for iOS, Android, Apple TV, Fire TV and Roku.

Frankly also provides comprehensive advertising products and services, including direct sales and programmatic ad support. With the release of its server-side ad insertion platform, Frankly has been positioned to help video producers take full advantage of the growing market in addressable advertising. Frankly is headquartered in New York with offices in Atlanta. Frankly was publicly traded under ticker “TLK” on Canada’s TSX Venture Exchange. For more information, visit www.franklymedia.com.

2

Details Respecting WinView

WinView is a Silicon Valley-based company, pioneering second-screen interactive TV.

WinView is a leading skill-based sports prediction mobile games platform. WinView plans to leverage its extensive experience in pioneering real-time interactive television games played on the mobile second screen, its foundational patents and unique business model. The WinView app is an end-to-end two-screen TV synchronization platform for both television programming and commercials. The paid entry, skill-based WinView Games app uniquely enhances TV viewing enjoyment and rewards sports fans with prizes as they answer in-game questions while competing in real-time during live televised sports.

2.2	Date of Acquisition

May 8, 2020.

2.3	Consideration

Under the terms of the Acquisition, Engine acquired all of the issued and outstanding shares of Frankly Inc. (“Frankly”) in exchange for consideration of one Engine common share for each Frankly common share acquired, pursuant to a court approved plan of arrangement, resulting in the issuance of 33,249,106 common shares (pre-consolidation, see below) of Engine upon closing the business combination.

Engine also concurrently indirectly acquired WinView, pursuant to a statutory merger under the laws of the State of Delaware, with WinView securityholders receiving an aggregate of 26,399,960 common shares (pre-consolidation) of Engine as well as certain contingent consideration.

The contingent consideration entitles WinView holders to proceeds from the enforcement of WinView’s patent portfolio, equal to 50% of the net license fees, damages awards or settlement amounts collected from third parties, with such payments to be calculated after deduction of certain amounts. More details on the contingent consideration can be found in the Business Combination Agreement entered into on March 9, 2020 between Engine, Engine Merger Sub Inc. (a wholly-owned subsidiary of Engine), Frankly, and WinView.

The number of Engine common shares referenced above, refers to the common shares of Engine prior to the consolidation of all of Engine’s issued and outstanding common shares at a consolidation ratio of 15 pre-consolidated common shares for 1 post-consolidated common share, effective August 13, 2020.

Further information about the Acquisition can be found in the Company’s press release dated May 11, 2020, the Business Combination Agreement dated March 9, 2020 and the Company’s material change reports dated May 27, 2020 and March 13, 2020, copies of which have been filed under the Company’s profile on SEDAR at www.sedar.com.

3

2.4	Effect on Financial Position

Except as disclosed in this Business Acquisition Report, or publicly disclosed and in the ordinary course of business, the Company does not have any current plans or proposals for material changes in the Company’s business affairs, which may have a significant effect on the operations and financial position of the Company.

2.5	Prior Valuations

To the knowledge of the Company, there has not been any valuation opinion within the last twelve months by the Company, Frankly or WinView that was required by securities legislation or a Canadian exchange or market to support the consideration paid by the Company in connection with the Acquisition.

2.6	Parties to Transaction

The Transaction was not with an informed person, associate or affiliate of the Company as defined in Section 1.1 of National Instrument 51-102 Continuous Disclosure Obligations.

2.7	Date of Report

November 13, 2020.

Item 3	Financial Statements

The following financial statements are included in this Business Acquisition Report:

(a)	the audited annual consolidated financial statements of Frankly, together with the notes thereto and the auditor’s report thereon, as at and for the years ended December 31, 2019 and December 31, 2018, attached hereto as Schedule “A”;

(b)	the unaudited condensed interim consolidated financial statements of Frankly for the three months ended March 31, 2020 and 2019, attached hereto as Schedule “B”;

(c)	the audited annual consolidated financial statements of WinView, together with the notes thereto and the auditor’s report thereon, as at and for the years ended December 31, 2019 and December 31, 2018, attached hereto as Schedule “C”; and

(d)	the unaudited condensed interim consolidated financial statements of WinView for the three months ended March 31, 2020 and 2019, attached hereto as Schedule “D”.

SCHEDULE “A”

AUDITED ANNUAL FINANCIAL STATEMENTS OF FRANKLY

Frankly Inc.

Audited Annual Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

(In U.S. dollars)

Frankly Inc.
Table of Contents
December 31, 2019 and 2018

Baker Tilly WM LLP
1400 – 200 University Ave.
Toronto, Ontario
Canada M5H 3C6
T: +1 416.368.7990
F: +1 416.368.0886

toronto@bakertilly.ca
www.bakertilly.ca

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Frankly Inc.:

Opinion

We have audited the consolidated financial statements of Frankly Inc. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2019, December 31, 2018 and January 1, 2018, the consolidated statements of income (loss) and comprehensive income (loss), consolidated statements of changes in shareholders’ deficit and consolidated statements of cash flows for the years ended December 31, 2019 and December 31, 2018, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2019, December 31, 2018 and January 1, 2018, and its consolidated financial performance and its consolidated cash flows for the years ended December 31, 2019 and December 31, 2018 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 2(a) in the consolidated financial statements, which indicates that as at December 31, 2019, the Company had an accumulated deficit of $(78,387,374) and that the Company has not yet been able to generate positive cash flows from operations. As stated in Note 2(a), these events or conditions indicate that a material uncertainty exists that may cast a significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditor’s report is John C. Sinclair.

Toronto, Ontario	Chartered Professional Accountants
November 12, 2020	Licensed Public Accountants

Frankly Inc.
Consolidated statements of financial position
As at December 31, 2019 and 2018 and January 1, 2018
(in U.S. dollars)

		December 31,	December 31,	January 1,
	Note	2019	2018	2018
		$	$	$
Assets

Current assets:
Cash and cash equivalents and restricted cash		686,577	4,066,194	1,889,001
Accounts receivable		4,312,123	2,238,331	3,483,347
Prepaid expenses and deposits		294,880	274,923	535,111
		5,293,580	6,579,448	5,907,459
Non-current assets:
Software, net	12(ii)	649,166	-	6,972,741
Property and equipment, net	12(i)	43,468	63,245	985,321
Intangible assets, net	12(iii)	1,088,675	-	6,762,216
Goodwill	7, 8	1,163,034	-	-
Other long-term assets		115,081	194,869	311,046
Total assets		8,353,004	6,837,562	20,938,783

Liabilities

Current liabilities:
Accounts payable		6,035,879	5,977,424	5,740,788
Accrued expenses		2,093,525	2,157,081	1,717,030
Finance leases		-	-	40,449
Deferred revenues		28,024	14,109	92,279
Deferred rent		-	-	35,882
Contingent purchase consideration	7	312,439	-	-
Due to related parties	17	-	320,125	5,090,358
		8,469,867	8,468,739	12,716,786
Non-current liabilities:
Debt	13	-	10,000,000	12,155,573
Other liabilities		194,745	577,790	840,973
Total liabilities		8,664,612	19,046,529	25,713,332

Shareholders’ deficit

Share Capital	14	68,858,144	63,363,342	62,293,939
Contributed Surplus	14	9,262,650	7,400,945	7,477,190
Accumulated deficit		(78,387,374)	(82,916,160)	(74,479,974)
Cumulative translation adjustment		(45,028)	(57,094)	(65,704)
Total shareholders’ deficit		(311,608)	(12,208,967)	(4,774,549)
Total liabilities and shareholders’ deficit		8,353,004	6,837,562	20,938,783

Going concern	2(a)
Commitments and contingencies	18
Subsequent events	18

Approved by the Board	“Lou Schwartz”
Director

The accompanying notes form an integral part of and should be read in conjunction with these consolidated financial statements.

Frankly Inc.
Consolidated statements of income (loss) and comprehensive income (loss)
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

	Note	2019	2018
		$	$
Total Revenue	9	17,323,077	23,677,386

Costs and operating expenses:
Salaries and benefits, net of amounts capitalized		8,918,687	8,187,721
Technology related costs		2,697,765	3,999,895
Office and administration		1,892,928	3,020,214
Consulting fees, net of amounts capitalized		534,106	842,619
Professional fees		228,975	971,693
Advertising and marketing		308,222	330,836
Revenue sharing expense		7,858,744	5,804,244
Depreciation and amortization		564,093	3,851,356
Stock-based compensation		91,831	395,634
Restructuring expense	5	129,370	1,020,106
Retention expense		205,632	997,172
Shareholder communications		465,000	-
Loss on disposal of assets		-	12,823
Transaction costs		705,113	76,582
Impairment expense		-	12,789,343
Loss from operations		(7,277,389)	(18,622,852)

Gain on extinguishment of debt	13	(12,276,644)	(12,293,647)
Foreign exchange (gain) loss		2,335	15,913
Interest expense, net	13, 17	468,134	2,091,068
Income (loss) before income tax expense		4,528,786	(8,436,186)
Income tax expense	11	-	-
Net income (loss)		4,528,786	(8,436,186)

Other comprehensive income (loss)
Foreign currency translation		12,066	8,610
Comprehensive income (loss)		4,540,852	(8,427,576)

Net income (loss) per share attributable to shareholders:
Basic	10	$0.23	$(3.39)
Diluted	10	$0.13	$(3.39)
Weighted average common shares outstanding:
Basic	10	19,515,546	2,487,404
Diluted	10	36,015,833	2,487,404

The accompanying notes form an integral part of and should be read in conjunction with these consolidated financial statements.

Frankly Inc.
Consolidated statements of changes in shareholders’ deficit
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

	Note	Common shares	Class A restricted voting shares	Share capital	Contributed surplus	Accumulated deficit	Cumulative translation adjustment	Total shareholders’ deficit
				$	$	$	$	$
Balance, as at January 1, 2018		2,226,861	-	62,293,939	7,477,190	(74,479,974)	(65,704)	(4,774,549)

Vesting of restricted share units		144,652	-	471,879	(471,879)	-	-	-
Issuance of common shares	14(f)	288,642	-	597,524	-	-	-	597,524
Stock-based compensation		-	-	-	395,634	-	-	395,634
Net loss		-	-	-	-	(8,436,186)	-	(8,436,186)
Other comprehensive income		-	-	-	-	-	8,610	8,610

Balance, as at December 31, 2018		2,660,155	-	63,363,342	7,400,945	(82,916,160)	(57,094)	(12,208,967)

Vesting of restricted share units		40,983	-	98,475	(58,037)	-	-	40,438
Units issued in Private Placement	14(b)	26,914,285	-	5,138,616	1,875,394	-	-	7,014,010
Unit issuance costs	14(b)	-	-	(1,054,013)	529,504	-	-	(524,509)
Issuance of common shares in acqusition of Vemba	8	256,410	-	577,413	-	-	-	577,413
Exercise of warrants	14(c)	1,607,563	-	1,034,825	(576,987)	-	-	457,838
Repurchase of common shares	14(e)	(1,092,614)	-	(300,514)	-	-	-	(300,514)
Stock-based compensation		-	-	-	91,831	-	-	91,831
Net income		-	-	-	-	4,528,786	-	4,528,786
Other comprehensive income		-	-	-	-	-	12,066	12,066

Balance, as at December 31, 2019		30,386,782	-	68,858,144	9,262,650	(78,387,374)	(45,028)	(311,608)

The accompanying notes form an integral part of and should be read in conjunction with these consolidated financial statements.

Frankly Inc.
Consolidated statements of cash flows
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

	Note	2019	2018
		$	$
Cash flows from operating activities
Net income (loss)		4,528,786	(8,436,186)
Adjustments for:
Depreciation and amortization		564,093	3,851,356
Deferred purchase price		51,467	-
Amortization of debt discount		-	388,131
Amortization of deferred financing costs		-	35,329
Stock-based compensation expense		91,831	395,634
Deferred interest		416,667	1,506,986
Impairment expense		-	12,789,343
Loss on disposal of assets		-	12,823
Gain on extinguishment of debt	13	(12,276,644)	(12,293,647)
Provision for bad debt expense		37,932	729,806
		(6,585,868)	(1,020,425)
Changes in:
Accounts receivable		(2,063,326)	411,499
Prepaid expenses and other current assets		(18,398)	252,336
Other assets		9,927	2,529
Accounts payable		2,912,891	248,593
Accrued expenses		185,516	233,418
Deferred revenue		13,915	(78,171)
Due to related parties	17	(320,125)	(3,550,560)
Deferred rent and other liabilities		(384,071)	298,459
Net cash used in operating activities		(6,249,539)	(3,202,322)

Cash flows from investing activities
Acquisition of AMP assets	7	(1,750,000)	-
Payment of deferred and contingent purchase consideration	7	(627,028)	-
Acquisition of Vemba, net of cash acquired	8	(151,500)	-
Capitalized software costs		-	(1,856,214)
Purchases of property & equipment		(7,963)	(36,261)
Proceeds from sale of equipment		-	9,635
Net cash used in investing activities		(2,536,491)	(1,882,840)

Cash flows from financing activities
Capital lease payments		-	(40,449)
Proceeds from issuance of private placement units	14(b)	7,014,010	-
Unit issuance costs	14(b)	(524,509)	-
Proceeds from exercise of warrants	14(c)	457,838	-
Repurchase of common shares	14(e)	(300,514)	-
Payments to extinguish debt and amounts due to related parties	13	(1,209,486)	-
Proceeds from issuance of debt	13	-	7,300,000
Net cash provided by financing activities		5,437,339	7,259,551

Effect of exchange rate changes on cash		(30,926)	2,804
Net change in cash and cash equivalents		(3,379,617)	2,177,193

Cash and cash equivalents and restricted cash at beginning of year		4,066,194	1,889,001
Cash and cash equivalents and restricted cash at end of year		686,577	4,066,194

Cash is represented by:
Cash		686,577	3,542,079
Restricted cash		-	524,115
		686,577	4,066,194

The accompanying notes form an integral part of and should be read in conjunction with these consolidated financial statements.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

1.	General information

Frankly Inc. (“Frankly” or the “Company”) is a digital technology company that provides an integrated software platform for brands and media companies primarily in the United States and has been operating since the incorporation, in Delaware, of its predecessor, Frankly Co. (formerly TicToc Planet Inc.) (“TicToc”), on September 10, 2012. The address of the registered office of Frankly is 2900-550 Burrard Street, Vancouver, British Columbia, Canada V6C 0A3. These consolidated financial statements include Frankly and its subsidiaries (Frankly Co., Frankly Media LLC, and Vemba Media Technologies Private Limited), together referred to as the “Company.” The Company creates, distributes, analyzes, and monetizes content across various digital properties through web, mobile, and television.

On May 10, 2019, the Company’s subsidiary, Frankly Media LLC, completed the acquisition of certain assets of Triton Digital, Inc. and certain affiliated entities (collectively, “Triton”), including the AMP content management and contesting platforms for radio broadcasters, customer agreements to supply AMP services to approximately 1,200 radio stations and all employees of the AMP business (collectively the “AMP Assets”)(Note 7).

On August 7, 2019, the Company’s subsidiary, Frankly Media LLC, completed the acquisition of certain assets of Vemba Corporation (“Vemba”), including the Vemba video asset management, syndication and monetization platform, customer agreements and all employees of the Vemba business (collectively the “Vemba Assets”)(Note 8).

The Company was acquired by Engine Media Holdings Inc. (formerly Torque Esports Corp.)(“Torque”) on May 8, 2020 under terms of a business combination agreement (Note 18).

2.	Basis of preparation

(a)	Going concern

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. The realizable values may be substantially different from its carrying amounts, as shown in these consolidated financial statements, and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying amounts and classification of assets and liabilities should the Company be unable to continue as a going concern.

As at December 31, 2019, the Company had an accumulated deficit of $(78,387,374) (2018 - $(82,916,160)). The Company has not yet been able to generate positive cash flows from operations. Whether and when the Company can generate sufficient cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to December 31, 2019 is uncertain.

This material uncertainty may cast significant doubt on the Company’s ability to continue as a going concern. The consolidated financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

During 2019 and up to May 8, 2020, the date of acquisition of the Company by Torque, the Company made efforts to reduce costs, increase revenue and entered into financing agreements to maintain its operations.

(b)	Statement of compliance

The Company’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”).

The Company transitioned back to IFRS in these consolidated financial statements (Note 5a).

These consolidated financial statements were authorized for issuance by the Board of Directors on November 12, 2020.

(c)	Basis of presentation

The consolidated financial statements are prepared on a going concern basis using the historical cost method, except for financial instruments measured at their fair value. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting except for cash flow information. The consolidated financial statements are presented in US dollars.

The Company presents its classified statements of financial position distinguished between current and non-current assets and liabilities. Current assets and liabilities are those expected to be settled within one year of the reporting period, and non-current assets and liabilities are those which the recovery or settlement is expected to be greater than a year after the reporting period.

(d)	Functional and presentation currency

These consolidated financial statements have been presented in U.S. dollars.

The following companies have been consolidated within these consolidated financial statements:

Company	Registered	% of ownership and voting rights	Functional currency

Frankly Inc.	Canada	N/A	CAD
Frankly Media LLC	United States	100%	USD
Frankly Co.	United States	100%	USD
Vemba Media Technologies Private Limited	India	100%	INR

3.	Significant judgments, estimates, and assumptions:

The preparation of the Company’s consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting year. Estimates and assumptions are continually evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual results could differ from these estimates.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The areas which require management to make significant estimates and assumptions in applying the Company’s accounting policies in determining carrying values include:

(a)	Income Taxes

The Company is subject to income taxes in certain jurisdictions. Significant judgment is required in determining the provision for income taxes. There may be some transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the year in which such determination is made.

(b)	Accounts receivable

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses existing in the Company’s accounts receivable; however, changes in circumstances relating to accounts receivable may result in an increase or decrease in the allowance required in the future.

(c)	Amortization and impairment of non-financial assets

The Company reviews amortized non-financial assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. It also reviews annually non-financial assets with indefinite life for impairment. If the recoverable amount of the respective non-financial asset is less than its carrying amount, it is considered to be impaired. In the process of measuring the recoverable amount, management makes assumptions about future events and circumstances. The actual results may vary and may cause significant adjustments.

The amortization expense related to intangible and other assets is determined using estimates relating to the useful life of the related assets.

(d)	Business combinations

The Company assesses whether an acquisition transaction should be accounted for as an asset acquisition or a business combination under IFRS 3, Business Combinations (“IFRS 3”). This assessment requires management to make judgments on whether the assets acquired and liabilities assumed constitute a business as defined in IFRS 3 and if the integrated set of activities, including inputs and processes acquired, is capable of being conducted and managed as a business.

Purchase prices related to business combinations and asset acquisitions are allocated to the underlying acquired assets and liabilities based on their estimated fair value at the time of acquisition. The determination of fair value requires the Company to make assumptions, estimates and judgments regarding future events. The measurement of the purchase consideration and allocation process is inherently subjective and impacts the amounts assigned to individually identifiable assets and liabilities. As a result, the purchase price allocation impacts the Company’s reported assets and liabilities, future net earnings due to the impact on future depreciation and amortization expense and impairment tests.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

(e)	Valuation of intangible assets

The determination of estimated fair values of acquired intangible assets, as well as the useful economic life ascribed to finite lived intangible assets, requires the use of significant judgment. The use of different estimates and assumptions to those used by the Company could result in a materially different valuation of acquired intangible assets, which could have a material effect on the Company’s consolidated results of operations.

(f)	Share-based payment transactions

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the share option, volatility, dividend yield and forfeiture rate.

4.	Changes in significant accounting policies

(a)	IFRS 2, Share-based Payment (“IFRS 2”)

In June 2016, the IASB issued final amendments to IFRS 2, clarifying how to account for certain types of share-based payment transactions, effective for annual periods beginning on or after January 1, 2018. The amendments provide requirements on the accounting for: (i) the effects of vesting and non-vesting conditions on the measurement of cash-settled share-based payments; (ii) share-based payment transactions with a net settlement feature for withholding tax obligations; and (iii) a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled. No transitional adjustment has been recorded as at January 1, 2018.

(b)	IFRS 15, Revenue from Contracts with Customers (“IFRS 15”)

The Company adopted IFRS 15 on its effective date of January 1, 2018 using the modified retrospective approach. IFRS 15 replaces IAS 18, Revenue. The standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. The standard requires entities to exercise judgment, taking into consideration all relevant facts and circumstances when applying each step of the model to contracts with customers.

The Company’s assessment included a review of relevant contracts for the key areas that are in the scope of IFRS 15. The Company has concluded that there are no significant differences in revenue recognition for its revenue streams between the point of transfer of risks and rewards under IAS 18 and the point of transfer of control under IFRS 15. No transitional adjustment has been recorded as at January 1, 2018.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

(c)	IFRS 9, Financial Instruments (“IFRS 9”)

The Company adopted IFRS 9 on its effective date of January 1, 2018, using the modified retrospective basis with no restatement of comparative periods. IFRS 9 replaces IAS 39, Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39.

The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. The new standard also requires a single impairment method be used, replacing the multiple impairment methods in IAS 39. IFRS 9 also includes requirements relating to a new hedge accounting model, which represents a substantial overhaul of hedge accounting, which will allow entities to better reflect their risk management activities in the consolidated financial statements.

Under IFRS 9, financial assets are classified on the basis of both the business model in which the assets are managed and the contractual cash flow characteristics of the asset. Financial assets after initial recognition are classified and measured either as: (i) amortized cost; (ii) fair value through other comprehensive income (FVOCI) with fair value gains or losses recycled into profit or loss on derecognition; or (iii) fair value through profit or loss (FVTPL). Financial liabilities are classified and measured either as: (i) amortized cost; or (ii) FVTPL. No transitional adjustments have been recorded relating to the Company’s adoption of IFRS 9 as at January 1, 2018.

(d)	IFRS 16, Leases (“IFRS 16”)

In January 2016, the IASB issued IFRS 16 - Leases (“IFRS 16”), replacing IAS 17 - Leases. IFRS 16 provides a single lessee accounting model and requires the lessee to recognize assets and liabilities for all leases on its statement of financial position, providing the reader with greater transparency of an entity’s lease obligations.

At January 1, 2019, the Company adopted IFRS 16 using the modified retrospective approach and accordingly the information presented for 2018 has not been restated. Comparative figures remain as previously reported under IAS 17 and related interpretations.

The Company has elected to not account for low value or short-term leases (leases with a duration of less than twelve months). The adoption of IFRS 16 did not have a material impact on the Company’s consolidated financial statements because the Company did not have any material leases with a duration of more than twelve months.

Changes in significant accounting policies not yet effective

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

(e)	IAS 1 and IAS8 – Definition of Material - Updates

On October 31, 2018, the IASB issued ‘Definition of Material (Amendments to IAS 1 and IAS 8)’ to clarify the definition of ‘material’ and to align the definition used in the Conceptual Framework and the standards themselves. The amendments are effective annual reporting periods beginning on or after January 1, 2020. The implementation of these standards is not expected to have a material impact on the Company’s consolidated financial statements.

(f)	Conceptual Framework – Updates

Together with the revised ‘Conceptual Framework’ published in March 2018, the IASB also issued ‘Amendments to References to the Conceptual Framework in IFRS Standards’. The amendments are effective for annual periods beginning on or after January 1, 2020. The implementation of these standards is not expected to have a material impact on the Company’s consolidated financial statements.

(g)	IFRS 3 – Definition of a Business - Updates

On October 22, 2018, the IASB issued ‘Definition of a Business (Amendments to IFRS 3)’ aimed at resolving the difficulties that arise when an entity determines whether it has acquired a business or a group of assets. The amendments are effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2020. The implementation of these standards is not expected to have a material impact on the Company’s consolidated financial statements.

(h)	Other accounting standards

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

5.	Significant accounting policies

(a)	Adoption of IFRS

These consolidated financial statements are the second time the Company has prepared consolidated financial statements in accordance with IFRS. For periods up to and including the nine months ended September 30, 2016, the Company prepared its consolidated financial statements in accordance with IFRS. The Company moved to reporting under United States generally accepted accounting principles (“U.S. GAAP”) from the year ended December 31, 2016 up to and including the nine months ended September 30, 2019.

Accordingly, the Company has prepared consolidated financial statements that comply with IFRS applicable as at December 31, 2019, together with the comparative period data for the year ended December 31, 2018. In preparing the consolidated financial statements, the Company’s opening statement of financial position was prepared as at January 1, 2018, the date of the Company’s transition back to IFRS. This note explains the principal adjustments made by the Company in restating its U.S. GAAP consolidated financial statements, including the statement of financial position as at January 1, 2018 and the consolidated financial statements as of and for the years ended December 31, 2019 and 2018.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company made the following adjustments to its U.S. GAAP consolidated financial statements to arrive at its IFRS consolidated financial statements for all periods presented:

i.	Adjustment to opening shareholders’ deficit

The Company made an adjustment from its U.S. GAAP consolidated financial statements to its IFRS consolidated financial statements to reclassify $3,643,644 between opening share capital and accumulated deficit as at January 1, 2018. The adjustment increased share capital and decreased accumulated deficit by the amount noted above. This adjustment resulted from the Company’s first-time adoption of US GAAP and resulting impact to its December 31, 2014 statement of financial position. The impact of the adjustment is being reversed on the opening January 1, 2018 IFRS statement of financial position. The adjustment related to differences between U.S. GAAP and IFRS on convertible debt issued, re-measured and ultimately converted to equity, all of which occurred in 2014, along with adjustment to accounting for the 2014 reverse triangular merger between Frankly Inc. and Frankly Co. which closed on December 23, 2014.

ii.	Adjustment to debt, gain on extinguishment of debt and interest expense

The Company made the following adjustments from its U.S. GAAP consolidated financial statements to its IFRS consolidated financial statements relating to accounting for debt modifications and extinguishments with Raycom that occurred during the 2018 and 2019 fiscal years (Note 13).

●	As at and for the year ended December 31, 2018 – The Company recorded a decrease to debt (debit) of $3,000,000, an increase to accrued expenses (credit) of $208,333 and a decrease to accumulated deficit (credit) of $2,791,667. The decrease to accumulated deficit was comprised of an increase to gain on extinguishment of debt (credit) of $3,000,000 partially offset by an increase to interest expense (debit) of $208,333.

●	As at and for the year ended December 31, 2019 – The Company recorded a decrease to gain on extinguishment of debt (debit) of $2,375,000 and an increase to interest expense (debit) of $416,667. The net impact of the above two adjustments was a decrease to net income (debit) of $2,791,667. No adjustment was required on the statement of financial position as the debt was full extinguished in 2019. Further, the increase to net income in 2018 of $2,791,667 was directly offset by the decrease to net income in 2019 of $2,791,667.

(b)	Foreign currency

i.	Foreign currency transactions and balances:

Transactions denominated in foreign currencies are translated into the functional currency of the Company and its subsidiaries as follows:

●	Monetary assets and liabilities are translated at the rates of exchange at the reporting dates;

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

●	Non-monetary assets and liabilities are translated at historical exchange rates prevailing at each transaction date; and
●	Revenue and expenses are translated at average exchange rates prevailing throughout the reporting period.
●	Resulting gains / losses are recorded within foreign exchange (gain) loss on the consolidated statements of loss and comprehensive loss.

ii.	Foreign operations:

The assets and liabilities of foreign operations are translated into the Company’s presentation currency at the exchange rate at the reporting date. The income and expenses of foreign operations are translated into the Company’s presentation currency at average exchange rates prevailing throughout the reporting period. Foreign currency differences are recognized in other comprehensive income and are accumulated within accumulated other comprehensive income. When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to the foreign operations is reclassified to profit or loss as part of the gain or loss on disposal. Goodwill and fair value adjustments arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the exchange rate at the reporting date. Foreign currency differences are recognized in other comprehensive income and are accumulated within accumulated other comprehensive income.

(c)	Revenue from contracts with customers

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when the performance obligations (services) are transferred to a customer.

The Company evaluates all contractual arrangements it enters and evaluates the nature of the promised goods or services, and rights and obligations under the arrangement, in determining the nature of its performance obligations. Where such performance obligations are capable of being distinct and are distinct in the context of the contract, the consideration the Company expects to be entitled to is allocated to each performance obligation based on its relative estimated stand-alone selling prices. Performance obligations that the Company concludes are not distinct are combined in a single combined performance obligation. Revenue is recognized at an amount equal to the transaction price allocated to the specific performance obligation when it is satisfied, either at a point in time or over time, as applicable, based on the pattern of transfer of control.

(d)	Accounts receivable

Accounts receivable are amounts due from customers for services performed in the ordinary course of business and are presented net of an allowance for doubtful accounts. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. This allowance is regularly evaluated by the Company for adequacy by taking into consideration factors such as past experience, credit quality of the customer base, age of the receivable balances, both individually and in the aggregate, and current economic conditions that may affect a customer’s ability to pay.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Accounts receivable are considered past due when not paid by the due date agreed upon with the customer, which ranges from 15 to 60 days beyond the invoice date. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and the specific circumstances of the customer. The allowance for doubtful accounts was $825,396 and $799,800 as at December 31, 2019 and 2018, respectively.

Accounts receivable are subject to credit risk and as of December 31, 2019 and 2018, two customers each accounted for greater than 10% of the Company’s accounts receivable balance. In total, these two customers accounted for 35% and 49% of the Company’s accounts receivable balance. Additionally, approximately 37% and 44% of the Company’s revenue for the year ended December 31, 2019 and 2018, respectively, was generated from customers that accounted for greater than 10% of the Company’s total revenue.

(e)	Impairment of long-lived assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or cash-generating units (“CGUs”). Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination. The Company has one cash generating unit, which is the same as its reportable segment.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

(f)	Restructuring expense

In an effort to reduce its operating cash needs, in February 2018, the Company executed a reduction-in-force that removed approximately 20 full-time employees from its headcount. In addition, the Company subleased its remaining office space in San Francisco, CA and finalized its move out of its Long Island City, New York headquarters into a smaller space in New York City, New York. The restructuring also included a reorganization of the senior management team. Effective April 12, 2018, the Company’s CEO resigned and was succeeded by the Company’s former COO and CFO. A number of other senior management changes were implemented on the same date. In addition, in August 2019, in connection with the acquisition of the Vemba Assets, the Company executed a reduction-in-force that removed approximately 18 full-time employees from its headcount.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

On December 21, 2018, the Company entered into a termination agreement of its sublease agreement with MetLife for its Long Island City, NY headquarters, effective December 31, 2018. The sublease expiration date was March 1, 2023, therefore, this was an early termination of the sublease. In connection with this early termination, the Company agreed to pay an early termination fee of approximately $499,158, which represented the amount of the Company’s security deposit with MetLife through a standby letter of credit with Western Alliance Bank (Note 13). Subsequent to the funding of the termination fee by Western Alliance Bank in January 2019, the standby letter of credit was also terminated. The Company recorded a lease abandonment expense of $477,896 as of December 31, 2018, which was comprised of the lease termination fee to MetLife of $499,158 and write-off of prepaid standby letter of credit fees with Western Alliance Bank of $7,675, partially offset by write-off of deferred rent liability of $28,937.

The following table summarizes the changes in the restructuring liability (included in accrued expenses) for the period presented, by each major type of cost associated with the restructuring activity):

	One-time termination benefits	Contract costs	Lease termination	Total
			$	$
Balance, December 31, 2017	-	-	-	-
Restructuring expense	443,134	99,076	477,896	1,020,106
Payments	(443,134)	-	-	(443,134)
Adjustments	-	-	21,262	21,262
Balance, December 31, 2018	-	99,076	499,158	598,234
Restructuring expense	128,097	-	1,273	129,370
Payments	(128,097)	-	(500,431)	(628,528)
Balance, December 31, 2019	-	99,076	-	99,076

(g)	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

ii.	Share-based payment arrangements

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognized as an expense, with a corresponding increase in equity, over the vesting period of the awards.

The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized is based on the number of awards that meet the related service and non-market performance conditions at the vesting date.

For share-based payment awards with non-vesting conditions, the grant-date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

(h)	Income tax

i.	Current tax

Current tax comprises the expected payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using the tax rates enacted or substantively enacted at the reporting date.

ii.	Deferred tax

Deferred tax is recorded using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and

●	temporary differences related to investments in subsidiaries to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used.

Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves. Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(i)	Financial instruments

i.	Recognition and measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or a financial liability is initially measured at fair value plus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets – policy

On initial recognition, a financial asset is classified as measured at: amortized cost; FVOCI – debt investment; FVOCI – equity investment; or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions as is not designated as FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets.

On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets – subsequent measurement and gains and losses

Financial assets at FVTPL	These assets as subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost	These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss

Debt investments at FVOCI	These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVOCI	These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss, unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

Financial liabilities – Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows or the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

iv.	Offsetting

Financial assets and financial liabilities are offset and the net amount presented on the statement of financial position, only when the Company has a legally enforceable right to offset the amounts and it intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

v.	Non-derivative financial assets

Financial instruments and contract assets

Expected credit losses (“ECLs”) is the probability-weighted estimate of credit losses. The Company recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets.

Loss allowances for trade receivables and contract assets are always measured at an amount equal to the lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort.

This includes both quantitative and qualitative information and analysis, based on the Company’s historical experience and informed credit assessment and including forward-looking information.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due.

The Company considers a financial asset to be in default when:

●	the borrower is unlikely to pay its credit obligations to the Company in full, without recourse by the Company; or

●	the financial asset is more than 90 days past due.

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

Write-off

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Company has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets and the Company expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

(j)	Share capital

i.	Common stock

Incremental costs directly attributable to the issue of common stock are recognized as a deduction from equity. Income tax relating to transactions costs of an equity transaction are accounted for in accordance with IAS 12.

ii.	Repurchase and reissue of common stock (treasury stock)

When stock recognized as equity are repurchased, the amount of the consideration paid, which includes directly attributable costs, is recognized as a deduction from equity.

(k)	Provisions

Provisions are recognized when present (legal or constructive) obligations as a result of a past event will lead to a probable outflow of economic resources and amounts can be estimated reliably. Provisions are measured at management’s best estimate of the expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company performs evaluations to identify onerous contracts and, where applicable, records provisions for such contracts. All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate. In those cases where the possible outflow of economic resources as a result of present obligations is considered remote, no liability is recognized.

(l)	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, both for financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The Company regularly reviews significant unobservable inputs and valuation adjustments. If third party information, such as a broker quotes or pricing services, is used to measure fair values, then the Company assesses the evidence obtained from third parties to support the conclusion of these valuations with respect to the requirements of IFRS, including the level in the fair value hierarchy in which the valuations should be classified.

Significant valuation issues are reported to the Company’s board of directors.

When measuring the fair value of an asset or liability, the Company uses observable market data as much as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted priced (unadjusted) in active markets for identical assets or liabilities;

●	Level 2: inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

●	Level 3: inputs for the asset or liability that are not based on the observable market data (unobservable inputs).

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

If the inputs used to measure the fair value of an asset or liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

The carrying amounts of cash, restricted cash, accounts receivable, accounts payable and accrued expenses, and debt approximate fair value.

(m)	Capitalized Software Costs

The Company accounts for its software development costs on its content management system, video and mobile applications as internal-use software in accordance with IAS 38.

Development costs are capitalized as an intangible asset if the Company can demonstrate that all of the following criteria are met:

●	The technical feasibility of completing the asset so that it will be available for use or sale;

●	The intention to complete the asset and use or sell it;

●	The ability to use or sell the asset;

●	The asset will generate probable future economic benefits and the Company can demonstrate the existence of a market or if used internally, the usefulness of the asset;

●	The availability of adequate technical, financial and other resources to complete the development and to use or sell it; and

●	The Company has the ability to measure reliably the expenditure attributable to the intangible asset.

During the years ended December 31, 2019 and 2018, the Company capitalized $Nil and $1,856,214, respectively, of combined internal and external costs. Internal and external training and maintenance costs are expensed as incurred. Capitalized costs are amortized on a straight-line basis over the software’s estimated useful life, which is three to five years beginning when the software is ready for use. Periodically, the Company reassesses the useful life considering technology, obsolescence, and other factors. The Company ceased capitalization of software development costs after full impairment recognized in the third quarter of 2018 (Note 12ii).

6.	Operating segments

The Company operates in the United States. The Company has one strategic division offering its services which are managed on an integrated basis with similar bases in technology and marketing. In measuring its performance, the Company does not distinguish or group its operations on a geographical or on any other basis, and accordingly, has a single operating segment.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”). The CEO evaluates performance and makes operating decisions and allocates resources based on financial data that is consistent with that presented in these consolidated financial statements.

7.	Acquisition of assets of AMP

(a)	Description of the transaction

On May 10, 2019, the Company’s subsidiary, Frankly Media LLC, completed the acquisition of the AMP Assets from Triton Digital, Inc., including the AMP content management and contesting platforms for radio broadcasters, customer agreements to supply AMP services to approximately 800 radio stations and all employees of the business. The acquisition was completed pursuant to the AMP Agreement between the Company and Triton dated May 1, 2019. The total maximum purchase price to be paid under the AMP Agreement is $3.0 million, with $1.75 million paid on closing, $250,000 payable on the six-month anniversary of the closing date and $1.0 million contingent upon the renewal of a key customer contract and payable upon such renewal.

The contingent consideration will be computed as the amount equal to the lesser of (i) $1.0 million and (ii) $1.0 million multiplied by a fraction, the numerator of which is the total minimum AMP service fees to be paid to the Company during 2020 pursuant to the renewal agreement and the denominator of which is the total amount of actual AMP service fees paid in 2019.

(b)	Purchase price allocation

The net assets acquired were recorded in the consolidated financial statements at their estimated fair values as of the acquisition date. Under the purchase method of accounting, the total acquisition price of approximately $2.6 million was allocated to the net tangible assets and identifiable intangible assets based on their fair values as of the date of acquisition, with the amount paid in excess of such fair value recorded as goodwill.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The following summarizes the purchase price allocation relating to the acquisition of the AMP Assets:

Amount

Purchase consideration
Cash	$1,750,000
Fair value of deferred and contingent purchase price consideration	888,000
$2,638,000

Purchase price allocation
Property and equipment	$24,334
Software development costs	400,000
Intangible assets - customer relationships	1,300,000
Goodwill	913,666
Net assets acquired	$2,638,000

Significant judgments and assumptions related to the valuation and useful lives of certain classes of assets acquired are as follows:

i.	Intangible Assets, Software

AMP had certain proprietary technology used in its products, which the Company expects will contribute to future cash flow. The fair value of the software intangible asset was determined based on the relief from royalty method under the income approach. The software intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) royalty rate; (iii) technology replacement rate; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of five years.

ii.	Intangible Assets, Customer Relationships

AMP had established relationships with local radio broadcasters which are expected to result in future sales. The fair value of the customer relationships intangible asset was determined based on the excess earnings method under the income approach. The customer relationships intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) customer attrition rate / probability of renewal rate; (iii) charges for use of assets; and (iv) present value factor. This asset is amortized on an accelerated basis over the estimated useful life of eight years.

iii.	Contingent consideration

The fair value of the contingent consideration due to Triton of up to $1.0 million was determined using a multiple-scenario probability-weighted analysis. The contingent consideration was valued using Level 3 inputs which consisted of the probabilities of each scenario as determined by the Company and the present value factor.

The difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed represents goodwill of $0.9 million. All of the goodwill is expected to be deductible for tax purposes as the acquisition was considered an asset deal for tax purposes. The goodwill recorded represents the following: (i) Cost savings and operating synergies expected to result from combining the operations of AMP with those of the Company, and (ii) intangible assets that do not qualify for separate recognition such as the assembled workforce.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Fair value of the deferred and contingent consideration amounted to $218,000 and $670,000, respectively, as of the closing date. During the period from May 10, 2019 to the payment date, the Company recognized $51,467 of accretion expense recorded within interest expense, net on the consolidated statement of loss and comprehensive loss. The Company made payments of the deferred consideration and contingent consideration in the fourth quarter of 2019 of $250,000 and $377,028, respectively. As at December 31, 2019, $312,439 of contingent consideration was outstanding.

The Company incurred fees of $147,455 which were recognized separately from the acquisition and included as transaction costs on the consolidated statement of income (loss) and comprehensive income (loss). The consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 2019 included total revenues from the AMP business of approximately $2,600,000, which represented revenue for the period from May 10, 2019 to December 31, 2019.

8.	Acquisition of assets of Vemba

(a)	Description of transaction

On August 7, 2019, the Company completed its acquisition of certain assets of Vemba. Under the terms of the asset purchase agreement with Vemba, the Company acquired the Vemba video asset management, syndication and monetization platform, employees and related customer contracts, comprising substantially all of the property and assets of Vemba, excluding working capital, for a purchase price consisting of $154,214 cash payment and the issuance to Vemba of 256,410 of Company common shares. The common shares issued pursuant to the acquisition were subject to a 4-month statutory hold period and contractual escrow restrictions for a period of 12-months.

(b)	Purchase price allocation

The net assets acquired were recorded in the consolidated financial statements at their estimated fair values as of the acquisition date. Under the purchase method of accounting, the total acquisition price of approximately $0.7 million was allocated to the net tangible assets and identifiable intangible assets based on their fair values as of the date of acquisition, with the amount paid in excess of such fair value recorded as goodwill.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The following summarizes the purchase price allocation relating to the acquisition of the Vemba Assets:

	Shares	Amount
Purchase consideration
Cash	-	$154,214
Frankly Inc. Common Shares, at fair value	256,410	577,413
	256,410	$731,627

Purchase price allocation
Cash		$2,714
Prepaid expenses and other current assets		614
Accrued expenses		(1,069)
Software development costs		330,000
Intangible assets - customer relationships		150,000
Goodwill		249,368
Net assets acquired		$731,627

The Company common shares were valued based on the closing price on TSX Venture exchange on August 7, 2019. The Company did not consider the impact of the contractual escrow restrictions to be material.

Significant judgments and assumptions related to the valuation and useful lives of certain classes of assets acquired are as follows:

i.	Intangible Assets, Software

Vemba had certain proprietary technology used in its products, which the Company expects will contribute to future cash flow. The fair value of the software intangible asset was determined based on the relief from royalty method under the income approach. The software intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) royalty rate; (iii) technology replacement rate; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of five years.

ii.	Intangible Assets, Customer Relationships

Vemba had established relationships with content publishers which are expected to result in future sales. The fair value of the customer relationships intangible asset was determined based on the excess earnings method under the income approach. The customer relationships intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) customer attrition rate / probability of renewal rate; (iii) charges for use of assets; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of eight years.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed represents goodwill of $251,627. All of the goodwill is expected to be deductible for tax purposes as the acquisition was considered an asset deal for tax purposes. The goodwill recorded represents the following: (i) Cost savings and operating synergies expected to result from combining the operations of Vemba with those of the Company, and (ii) intangible assets that do not qualify for separate recognition such as the assembled workforce.

The Company incurred fees of $52,273 which were recognized separately from the acquisition and included as transaction costs on the consolidated statement of income (loss) and comprehensive income (loss). The consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 2019 included total revenues from the Vemba business of approximately $253,000, which represented revenue for the period from August 7, 2019 to December 31, 2019.

9.	Revenue

(a)	Revenue streams and disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by service lines.

	2019	2018
	$	$
Major products and service items
License fees	5,028,918	9,865,316
Usage fees	859,059	2,208,838
Advertising - National	9,874,427	9,323,098
Advertising - Local	155,737	1,099,165
Professional fees and other	1,404,936	1,180,969
	17,323,077	23,677,386

(b)	Performance obligations and revenue recognition policies

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of its services to a customer.

The following provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms and related revenue recognition policies:

i.	License fees

The Company enters into license agreements with customers for its content management system, video software, and mobile applications. These license agreements, generally non-cancellable, without paying a termination penalty, and multiyear, provide the customer with the right to use the Company’s application solely on a Company-hosted platform or, in certain instances, on purchased encoders. The license agreements also entitle the customer to technical support.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Revenue from these license agreements is recognized ratably over the license term. Early termination fees are recognized when a customer ceases use of agreed upon services prior to the expiration of their contract. These fees are recognized in full on the date the customer has completed their migration off of the Company’s solutions and there is no continuing service obligation to the customer.

ii.	Usage fees

The Company charges its customers for the optional use of its content delivery network to stream and store videos. The revenue is recognized as earned based on the actual usage because it has stand-alone value and delivery is in control of the customer. The Company also charges its customers for the use of its ad serving platform to serve ads under local advertising campaigns. The Company reports revenue as earned based on the actual usage.

iii.	Advertising (national advertising)

Under national advertising agreements with advertisers, the Company sources, creates, and places advertising campaigns that run across the Company’s network of publisher sites. National advertising revenue, net of third-party costs, is shared with publishers based on their respective contractual agreements. The Company invoices national advertising amounts due from advertisers and remits payments to publishers for their share. Depending on the agreement with the publisher, the obligation to remit payment to the publisher is based on either billing to the advertiser or the collection of cash from the advertiser.

National advertising revenue is recognized in the period during which the ad impressions are delivered. The Company reports revenue earned through national advertising agreements either on a net or gross basis.

Under national advertising agreements wherein the Company does not bear inventory risk and only has credit risk on its portion of the revenue, national advertising revenues are accounted for on a net basis and the publisher is identified as the customer.

In select national advertising agreements with its publishers, the Company takes on inventory risk and additional credit risk. Under these agreements, the Company either a) provides the publisher with a guaranteed minimum gross selling price per advertising unit delivered, wherein the greater of the actual selling price or guaranteed minimum selling price is used in determining the publisher’s share or b) provides the publisher with a fixed rate per advertising unit delivered, wherein the publisher is paid the fixed rate per advertising unit delivered irrespective of the actual selling price. Under these national advertising agreements, national advertising revenues are accounted for on a gross basis with the advertiser identified as the customer and the publisher identified as a supplier, with amounts billed to the advertiser reported as revenue and amounts due to the publisher reported as a revenue sharing expense.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

iv.	Advertising (local advertising)

Under local advertising agreements with customers, the Company provides local ad sales consulting and support services in exchange for monthly fees over the term of the agreement. The fees are established in the agreement with the customer in one of three ways: fixed annual amounts for an unlimited number of advertisers, flat fee paid per advertiser, or a commission rate of the local advertising revenue paid by the advertiser. Fixed amounts are recognized as revenue ratably over the contract term, and flat fee and commission-based amounts are recognized as revenue based on the revenue earned for each respective period based on actual delivery of the local advertising campaigns.

v.	Professional services and other

Professional services consist primarily of installation and website design services. Installation fees are contracted on a fixed-fee basis. The Company recognizes revenue as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Website design services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to website design is recognized as revenue as the Company performs the services.

10.	Net Income (Loss) per share

Basic net income (loss) per share is calculated using the weighted-average number of common shares outstanding during each period. Diluted net income (loss) per share assumes the conversion, exercise or issuance of all potential common share equivalents unless the effect is to reduce the loss or increase the income per share. For purposes of this calculation, stock options, warrants and restricted stock units (“RSU”s) are considered to be potential common shares and are only included in the calculation of diluted net income (loss) per share when their effect is dilutive.

Due to the net loss incurred during year ended December 31, 2018, all outstanding options, RSU’s and warrants were excluded from diluted weighted-average common shares outstanding as their effect was anti-dilutive.

Weighted average common shares outstanding for the year ended December 31, 2019 and 2018 were as follows:

	2019	2018
Basic Weighted-Average Common Shares Outstanding	19,515,546	2,487,404

Effect of Dilutive Securities:
Stock options	960,640	-
RSUs	1,501,492	-
Warrants	14,038,155	-

Diluted Weighted-Average Common Shares Outstanding	36,015,833	2,487,404

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

11.	Income taxes

The Company had no income tax expense or benefit for the year ended December 31, 2019 and 2018.

(a)	Reconciliation of effective tax rate

The reconciliation of the federal statutory tax rate to the Company’s effective tax rate is as follows:

	2019	2018
Income (loss) before income taxes	$4,528,786	$(8,436,186)
US Federal statutory income tax rate	21%	21%
Expected income tax (benefit) based on Federal income tax rate	951,045	(1,771,599)

Reconciling items:
Foreign rate differential	1,815,211	1,008,022
Stock-based compensation	19,214	182,608
Other permanent differences	(1,829,637)	(1,709,896)
Deferred tax assets not recognized	(955,833)	2,290,865
Income tax expense	$-	$-

(b)	Deferred income taxes

The Company had the following temporary differences that would ordinarily give rise to deferred taxes:

	2019	2018
Deferred tax assets
Net operating loss carryforwards	$8,690,293	$10,769,801
Credits	-	52
Other	1,320,231	999,423
Intangible assets	8,124,138	9,059,513
Interest limitation	627,638	531,162
	18,762,300	21,359,951
Less: Deferred tax assets not recognized	(18,762,300)	(21,359,951)
	$-	$-

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The Company regularly assesses the likelihood that the deferred tax assets will be recovered from future taxable income. The Company considers projected future taxable income and ongoing tax planning strategies, then records an adjustment to reduce the carrying value of the net deferred taxes to an amount that is more-likely-than-not able to be realized. Based upon the Company’s assessment of all available evidence, including the previous three years of U.S. based taxable income and loss after permanent items, estimates of future profitability, and the Company’s overall prospects of future business, the Company determined that it is more-likely-than-not that the Company will not be able to realize a portion of the deferred tax assets in the future. The Company will continue to assess the potential realization of deferred tax assets on an annual basis, or an interim basis if circumstances warrant. If the Company’s actual results and updated projections vary significantly from the projections used as a basis for this determination, the Company may need to change the amount of deferred tax assets not recognized against the gross deferred tax assets. On the basis of this evaluation, as of December 31, 2019, deferred tax assets not recognized of $18.8 million was recorded to reduce the net deferred tax assets to their estimated realizable value.

The Company considers the undistributed earnings of its U.S. subsidiaries as of December 31, 2019, to be reinvested for the foreseeable future and, accordingly, no income taxes have been provided thereon. As of December 31, 2019, there were no earnings in the U.S. subsidiaries. The Company does not have the intention or capability to, repatriate funds to Frankly Inc. and have no plans of sale or liquidation of U.S. subsidiaries that would give rise to recognition of basis differences in the stock of U.S. subsidiaries.

The Company had U.S. federal and state income tax net operating loss carry-forwards of approximately $34.9 million and $6.2 million, respectively, as of December 31, 2019 to apply against future taxable income. Of the $34.9 million, $2.8 million of the federal net operating loss carry-forwards is indefinite. The remaining $32.1 million, if not utilized, these net operating losses will expire on various dates in the next 20 years. Additionally, the Company had Canadian income tax net operating loss carry-forwards of approximately $2.7 million which will begin to expire in 2039. These net operating loss carry-forward balances might be subject to annual limitations in their use in accordance with U.S. Internal Revenue Code (“IRC”) section 382 due to prior changes in ownership and the May 8, 2020 acquisition of the Company (Note 18). The Company has not undertaken the effort of performing the IRC Section 382 study.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company had no uncertain tax positions as of December 31, 2019 and 2018.

The Company recognizes accrued interest related to unrecognized tax benefits and penalties as income tax expense. The Company does not have any unrecognized tax benefits which would affect the effective tax rate if recognized. The Company does not have any unrecognized tax benefits which would reverse within the next twelve months.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was enacted in response to COVID-19 pandemic. The CARES Act made various tax law changes, including among other things (i) increased the limitation under IRC Section 163(j) for 2019 and 2020 to permit additional expensing of interest (ii) enacted technical corrections so that qualified improvement property can be immediately expensed under IRC Section 168(k) and net operating losses arising in tax years beginning in 2017 and ending in 2018 can be carried back two years and carried forward twenty years without a taxable income limitation as opposed to carried forward indefinitely, and (iii) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years. The Company has concluded that the CARES Act does not materially impact the consolidated financial statements as of December 31, 2019.

12.	Long-lived assets

All of the Company’s long-lived assets are domiciled in the U.S. and Canada. Depreciation and amortization expense for long-lived assets was as follows for the periods presented:

	2019	2018
	$	$
Depreciation of property and equipment	121,935	482,140
Amortization of software	80,833	2,714,214
Amortization of intangibles	361,325	655,002
	564,093	3,851,356

i.	Property and equipment, net

The following table summarizes property and equipment, net:

	2019	2018
	$	$
Cost:
Office equipment, computer equipment and software	1,808,458	1,776,161
Leasehold improvements	603,978	603,978
	2,412,436	2,380,139

Accumulated depreciation and amortization:
Office equipment, computer equipment and software	(1,446,749)	(1,394,675)
Leasehold improvements	(354,831)	(354,831)
	(1,801,580)	(1,749,506)

Accumulated impairment:
Office equipment, computer equipment and software	(318,241)	(318,241)
Leasehold improvements	(249,147)	(249,147)
	(567,388)	(567,388)

	43,468	63,245

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the last part of 2018, several significant customers terminated their relationships with the Company. These customer terminations were a strong indicator that the carrying amount of the Company’s long-lived assets would not be recoverable. The Company performed a recoverability test as of September 30, 2018 and concluded the carrying amounts of its long-lived assets were not recoverable. Considering the impact of the customer terminations, as of September 30, 2018 the Company was forecasting negative cash flows in 2019 and beyond which did not support the carrying value of its long-lived assets. The Company recorded impairment expense of approximately $12.8 million in the third quarter of 2018, which was comprised of a full impairment of its capitalized software and customer relationship intangible assets, which each had carrying values prior to impairment of approximately $6.1 million as of September 30, 2018, as well as impairment expense of approximately $567,000 to property and equipment.

ii.	Software, net

The following table summarizes software, net:

	2019	2018
	$	$
Cost	14,707,003	13,977,003
Accumulated amortization	(7,943,096)	(7,862,262)
Accumulated impairment	(6,114,741)	(6,114,741)

	649,166	-

During the years ended December 31, 2019 and 2018, the Company capitalized software development costs of $Nil and $1,856,214, respectively. In addition, in the third quarter of 2018, the Company recorded a full impairment of the remaining carrying value of its software development costs assets, as discussed above.

In connection with the acquisition of the AMP Assets (Note 7), the Company determined the acquired software had a fair value of $400,000.

In connection with the acquisition of the Vemba assets (Note 8), the Company determined the acquired software had a fair value of $330,000.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

iii.	Intangible assets, net

The following table summarizes intangible assets, net:

	2019	2018
	$	$
Cost:
Broadcast relationships	7,600,000	7,600,000
Advertiser relationships	1,200,000	1,200,000
Customer relationships - AMP	1,300,000	-
Customer relationships - Vemba	150,000	-
	10,250,000	8,800,000

Accumulated depreciation and amortization:
Broadcast relationships	(1,952,786)	(1,952,786)
Advertiser relationships	(740,000)	(740,000)
Customer relationships - AMP	(353,512)	-
Customer relationships - Vemba	(7,813)	-
	(3,054,111)	(2,692,786)

Accumulated impairment:
Broadcast relationships	(5,647,214)	(5,647,214)
Advertiser relationships	(460,000)	(460,000)
	(6,107,214)	(6,107,214)

	1,088,675	-

In the third quarter of 2018, the Company recorded a full impairment of the remaining carrying value of its customer relationship intangible assets, related to prior business combinations, as discussed above.

In connection with the acquisition of the AMP Assets (Note 7), the Company determined the acquired customer relationship intangible assets had a fair value of $1.3 million.

In connection with the acquisition of the Vemba assets (Note 8), the Company determined the acquired customer relationship intangible assets had a fair value of $150,000.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company tested its Goodwill as at December 31, 2019 of $1,163,034 for impairment by estimating its fair value less costs to sell. The Company has one cash generating unit, which is the same as its reportable segment. The goodwill impairment test was performed by comparing the carrying amount of the CGU (that includes the goodwill) with the recoverable amount of the CGU. The recoverable amount was determined based on fair value less cost of disposal, and fair value was determined based on the subsequent sale of the Company to Torque. The recoverable amount was substantially in excess of the carrying amount, and therefore, no impairment was recognized on the goodwill.

13.	Debt

(a)	Non-revolving credit facility

On September 1, 2016, the Company completed the closing of its financing with Raycom, a related party (Note 17). The Company received a non-revolving term line of credit from Raycom in the principal amount of $14.5 million and, subject to approval of Raycom, an additional available $1.5 million non-revolving line of credit (the “Loan”). In addition, Raycom converted $1.0 million of its existing $4.0 million promissory note from the Company into 150,200 common shares of the Company and the Company issued 871,160 warrants to Raycom entitling the holder of each warrant to acquire one common share of the Company upon exercise of each warrant at a price per common share equal to CDN$8.50 ($6.63 based on the exchange rate at August 18, 2016). The warrants will expire on the earlier of: (i) the repayment of the Loan in accordance with its terms; and (ii) 5 years. To the extent that there is a mandatory repayment of any portion of the principal balance of the Loan, a proportionate number of the warrants will have their term reduced to the later of one year from issuance and 30 days from the date of such repayment. On March 13, 2018, the Company received $1.0 million of the additional $1.5 million available under the Loan, bringing the total outstanding principal balance to $15.5 million.

The warrants were recorded within shareholders’ deficit. Proceeds from the sale of the debt instrument with stock purchase warrants (detachable call options) were allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The value allocated to the Loan with Raycom was $11,578,593 with the remaining $2,921,407 being allocated to the warrants.

The debt discount of $2,921,407 was being amortized to interest expense, net on the consolidated statements of operations and comprehensive loss using the effective-interest method. Amortization of debt discount included in interest expense, net for the year ended December 31, 2018 amounted to $388,131. The Company accounted for the September 1, 2016 refinancing transaction as an extinguishment of debt. The Company incurred legal fees directly related to the refinancing of $206,805, which were recorded as deferred financing costs and recorded against the carrying value of the Loan. Amortization of deferred financing costs included in interest expense, net for the year ended December 31, 2018 amounted to $35,329.

On May 7, 2018, the Company amended and restated the Loan (the “Amended Loan”) to increase the amount of funding available under the Loan by $7.5 million. The Amended Loan supersedes the original Loan. The $1.0 million that was advanced by Raycom to the Company on March 13, 2018 is included in the $7.5 million funding increase, bringing the total amount provided to the Company under the Amended Loan to $22 million. Of the $7.5 million, the Company’s customer Cordillera Communications (“Cordillera” and together with Raycom, the “Lenders”) is participating as a lender for $300,000. Under the Amended Loan, outstanding term loans in the amount of $14.5 million were characterized as Term B Loans under a non-revolving term loan facility in such amount (“Facility B”) and an outstanding term loan in the amount of $1.0 million was characterized as a Term A Loan under a non-revolving term loan facility in the amount of $7.5 million (“Facility A”). During the second to fourth quarter of 2018, the Company received an additional $6.3 million of the $7.5 million available under Facility A. The total principal outstanding on the Amended Loan as of October 2, 2018 was $21.8 million. The Amended Loan had a termination date of December 31, 2020. The interest rate payable under the Facility B was 10% and Facility A had an interest rate of U.S. LIBOR (1 month) plus 8%.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company determined that the amendment of the Loan with Raycom was not considered a substantial debt modification. A gain on modification of debt was recognized of $380,962 to record the Amended Loan at its revised carrying value, which was the discounted value of the cash flows of the Amended Loan using the original effective interest rate of the Loan.

On October 15, 2018, the Company amended the Amended Loan with Raycom to reduce its principal debt balance due under the Amended Loan as of October 2, 2018 from $21,800,000 plus accrued interest of $1,298,653 as of September 30, 2018 (together the “Loan Balance”) to $10,000,000 (“New Loan Balance”) as of October 1, 2018, with no consideration provided by the Company. In addition, the Amended Loan was amended as follows:

(a) Commencing on October 1, 2018, interest under the Amended Loan will accrue on the New Loan Balance at the annual rate of 10%.

(b) The maturity date of the New Loan Balance was revised to September 30, 2021. The New Loan Balance along with all accrued interest will be due on the revised maturity date. All interest payments on the New Loan Balance will be deferred and made on the revised maturity date.

(c) Commencing on October 1, 2018, various provisions of the Amended Loan were no longer operative, which primarily removed all scheduled mandatory principal repayments and financial covenants under the Amended Loan. In addition, the deleted provisions under the Amended Loan reduced the scope of events that qualify as events of default.

(d) The Company’s debt to Cordillera under the Amended Loan has been extinguished and Cordillera is no longer party to the Amended Loan as of October 1, 2018.

In addition to the above amendment to the Amended Loan, Raycom exercised its right to terminate its website agreement, with such termination to be effective as of December 31, 2018. Raycom agreed to forgive remaining balances of deferred revenue and accrued interest under the Advance Agreement as of December 31, 2018, which amounted to $749,673 and $470,000, respectively.

The Company determined that the October 15, 2018 amendment to the Amended Loan with Raycom was considered a substantial debt modification. As a result, the Company recognized a gain on extinguishment of debt in the amount of $11,912,685 on the consolidated statements of operations and comprehensive loss. The gain was comprised of a gain of $10,693,012 to adjust the net carrying value of the Amended Loan as of October 2, 2018 to the revised principal of the Amended Loan subsequent to the October 15, 2018 amendment in the amount of $10,000,000. The gain also included the gain resulting from the forgiveness of deferred revenue and accrued interest as of December 31, 2018 under the Advance Agreement of $749,673 and $470,000, respectively, as discussed above.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

On April 1, 2019, the Company entered into an agreement with Gray (acquired Raycom in 2019) (the “Raycom Agreement”) to (i) repurchase all of the 547,325 outstanding common shares and warrants to purchase 871,160 common shares at a price per share of CDN$8.50 Gray owned for cancellation, and (ii) extinguish the remaining principal debt held by Raycom of $10.0 million as well as accounts payable due to Gray and Raycom amounting to approximately $2.9 million relating to unpaid national advertising revenue share payables, for a total cash payment by Company of $1.0 million. The Raycom Agreement was contingent upon the Company closing a financing transaction on or before June 13, 2019, with an aggregate investment of at least $4.0 million and the Company making the one-time cash payment of $1.0 million to Gray. On May 30, 2019, after closing of the Private Placement, the Company made the closing cash payment to Gray.

The Company determined the Raycom Agreement qualified as a debt extinguishment. As the Raycom Agreement included extinguishment of liabilities and cancellation of Company common shares and warrants held by Gray, the $1 million cash consideration paid by the Company was allocated to the common shares using the purchase price in the SKP America repurchase which closed on the same day as the Raycom Agreement.

On May 30, 2019, the Company repurchased for cancellation 545,289 common shares held by SKP America for $150,000 or $0.275 per common share. The Company allocated $150,514 ($0.275 per common share) of the $1.0 million consideration paid to Gray to the 547,325 common shares repurchased for cancellation (Note 8), leaving $849,486 allocated to extinguishment of liabilities. The warrants to purchase 871,160 common shares that were held by Gray were determined to have insignificant value given the exercise price of CDN$8.50.

The Company recognized a gain on extinguishment of debt in the amount of $12,276,644. The gain was comprised of $10,000,000 in principal, $625,000 of accrued interest, $2,861,130 of accounts payable, partially offset by $849,486 of consideration allocated to extinguishment of liabilities (explained above) and $360,000 in transaction costs, representing a bonus to the CEO for closing the Raycom Agreement.

(b)	Letter of credit

On August 31, 2016, in lieu of a security deposit under the lease dated October 26, 2010, with Metropolitan Life Insurance Company (“MetLife”), for real property located at 27-01 Queens Plaza North, Long Island City, NY, Frankly Media LLC entered into a standby letter of credit with Western Alliance Bank for an amount of $500,000 (the “Letter of Credit”). For each advance, interest accrued at a rate equal to the sum of (i) the Base Rate (as defined below), plus (ii) 3.50%, provided that such interest rate would change from time to time as the Base Rate changes. The “Base Rate” means the rate of interest used as the reference or base rate to establish the actual rates charged on commercial loans and which is publicly announced or reported from time to time by the Wall Street Journal as the “prime rate.” Interest accrued from the date of the advance until such advance is paid in full.

The Company had granted Western Alliance Bank a security interest in a $524,115 controlled cash deposit account together with (i) all interest, whether now accrued or hereafter accruing; (ii) all additional deposits hereafter made to the account; (iii) any and all proceeds from the account; and (iv) all renewals, replacements and substitutions for any of the foregoing. As of December 31, 2018, no advances were made under the Letter of Credit. The cash security interest of $524,115 at December 31, 2018 is presented within restricted cash on the consolidated balance sheet. In January 2019, the Company terminated its standby letter of credit with Western Alliance Bank (Note 5).

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

14.	Capital and reserves

(a)	Common shares and Class A restricted voting shares

Subsequent to the Recapitalization on December 23, 2014, all common and Class A restricted voting shares and related stock-based grants have been denominated in Canadian dollars and have been translated to U.S. dollars using the exchange rate in effect at the date of transaction or grant, as applicable.

The Class A restricted voting shares have the same voting rights as common shares except for voting for the election and removal of directors of the Company. The Class A restricted voting shares participate in dividends and liquidation events in the same manner as common shares. In terms of restrictions on transfer, no Class A restricted voting shares shall be transferred to another party unless an offer to acquire common shares is concurrently made that is identical to the offer for the Class A restricted voting shares in terms of price per share, percentage of outstanding shares to be transferred and in all other material respects.

Activity during the year ended December 31, 2019

(b)	May 2019 private placement

In May 2019, the Company completed a non-brokered private placement (the “Private Placement”) for gross proceeds of $7.0 million through the issuance of 26,914,285 units (the “Units”) of the Company at an issue price of CDN$0.35 per Unit. Each Unit consisted of one common share of the Company and one-half of one share purchase warrant (the “Warrant”). Each whole Warrant entitles the holder to acquire one common share of the Company at CDN$0.65 per share until the date that is 24 months from the closing date. All securities issued pursuant to the Private Placement are subject to a statutory hold period of four months and one day from the date of issuance, as well as contractual “lock-up” restrictions.

The contractual lock-up restrictions provide that subscribers in the Private Placement agree not to dispose or otherwise transfer the economic consequences of securities composing the Units or securities of the Company held prior to the completion of the Private Placement (collectively, the “Locked-up Securities”) for 11 months from the closing date of the Private Placement, with 30% of the Locked-up Securities being released from lock-up four months and one day from the closing date, and the remainder of the Locked-up Securities being released on a schedule of 10% of the Locked-up Securities each month thereafter.

In connection with the Private Placement, the Company paid a finder’s fee to a third-party finder who is a current shareholder of the Company consisting of (i) 6.5% of the gross proceeds of the Private Placement raised in cash, and (ii) that number of finder’s warrants as is equal to 6.5% of the securities sold in the Private Placement. Each finder’s warrant is exercisable to purchase one Unit at the offering price of CDN$0.35 for a period of two years from the closing date of any applicable tranche of the Private Placement.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

On May 10, 2019, the Company completed closing on the first tranche of the Private Placement, issuing an aggregate of 7,772,676 Units at a price of CDN$0.35 per unit, raising gross proceeds of CDN$2,720,437. On May 16, 2019, the Company completed closing on the second tranche of the Private Placement, issuing an aggregate of 8,250,709 Units at a price of CDN$0.35 per unit, for gross proceeds of CDN$2,887,748. On May 22, 2019, the Company completed closing on the third and final tranche of the Private Placement, issuing an aggregate of 10,890,900 Units at a price of CDN$0.35 per unit, for gross proceeds of CDN$3,811,815. The total gross proceeds of the three tranches amounted to $7,014,010. The gross proceeds of $7,014,010 were allocated between share capital and contributed surplus at $5,138,616 and $1,875,394, respectively, using the relative fair value method.

In connection with the Private Placement, the Company incurred $524,509 in issuance costs, which consisted of cash finder’s fee of $380,698 and legal and regulatory fees of $143,811. The cash issuance costs of $524,509 were allocated between share capital and contributed surplus at $385,259 and $139,251, respectively. In addition, the fair value of the 1,459,053 finder’s warrants issued were recorded as additional issuance costs amounting to $668,755 and recorded as a reduction to share capital and increase in contributed surplus.

(c)	Exercise of warrants

During the year ended December 31, 2019, the Company issued a total of 1,607,563 common shares for the exercise of warrants issued in connection with the Private Placement. The Company issued 1,459,053 common shares for exercise of an equal number of finder’s warrants at an exercise price of CDN$0.35 per finder’s warrant for gross proceeds of CDN$510,669 ($384,077). The Company issued 148,510 common shares for exercise of an equal number of Warrants at an exercise price of CDN$0.65 per Warrant for gross proceeds of CDN$96,532 ($73,761).

(d)	Vesting of restricted share units

During the year ended December 31, 2019, the Company issued a total of 40,983 common shares for employee and director restricted stock units (“RSUs”) that vested.

(e)	Repurchase of common shares

On May 30, 2019, the Company repurchased for cancellation 547,325 common shares held by Gray and 545,289 common shares held by SKP America. The common shares were repurchased from SKP America for $150,000 or $0.275 per common share. The common shares repurchased for cancellation from Gray were part of the Raycom Agreement to extinguish the non-revolving credit facility and accounts payable due to Raycom and Gray (Note 13). The Company allocated $150,514 ($0.275 per common share) of the $1.0 million consideration paid to Gray to the common shares repurchased for cancellation.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Activity during the year ended December 31, 2018

(f)	Shares issued

During the year ended December 31, 2018, the Company issued a total of 144,652 common shares for employee and director RSUs that vested. In addition, on May 24, 2018, the Company issued 288,642 common shares to employees to settle a portion of the liability associated with the employee retention plan.

Warrants

(g)	Warrants

The following table sets forth the activity for the Company’s warrants during the periods presented:

	Number of warrants	Weighted- average exercise price
		$
Outstanding, as at January 1, 2018	871,160	6.54
Issued	-	-
Exercised	-	-
Cancelled or Expired	-	-
Outstanding, as at December 31, 2018	871,160	6.54
Issued	15,645,718	0.48
Exercised	(1,607,563)	0.29
Cancelled or Expired	(871,160)	6.54
Outstanding, as at December 31, 2019	14,038,155	0.50

The following table summarizes the expiry date, the number of warrants and weighted-average exercise price outstanding as at December 31, 2019:

Expiry date	Exercise price	Number of warrants
	$
May 10, 2021	0.50	4,027,268
May 16, 2021	0.50	4,320,226
May 22, 2021	0.50	5,690,661
	0.50	14,038,155

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Stock-based compensation

(h)	Description of the plan

On October 16, 2019, the Company adopted an amended and restated equity incentive plan (the “Restated Plan”). The Restated Plan amends the equity incentive plan, effective as of October 1, 2019, by replacing the compensation plan limit with a number that is 10% of the of the aggregate number of Common Shares and Class A Restricted Voting Shares issued and outstanding that may be granted under Option and RSU awards.

Options may be exercised over periods of up to 10 years as determined by the Company’s Board of Directors (“Board”) and the exercise price shall not be less than the closing price of the shares on the day preceding the award date. Option awards generally vest over four years with one year cliff vesting.

The Restated Plan allows the Company to award RSUs to officers, employees, directors and consultants of the Company and its subsidiaries upon such conditions as the Board may establish, including the attainment of performance goals recommended by the Company’s compensation committee. The purchase price for common shares of the Company issuable under each RSU award, if any, shall be established by the Board at its discretion. Shares issued pursuant to any RSU award may be made subject to vesting conditions based upon the satisfaction of service requirements, conditions, restrictions, time periods or performance goals established by the Board.

Based on the number of outstanding options and RSUs as of December 31, 2019 and RSUs vested and options exercised through December 31, 2019, the Company had 347,121 options or RSUs remaining for issuance under the Restated Plan.

Total stock-based compensation expense for the year ended December 31, 2019 and 2018 was $91,831 and $395,634, respectively. The Company did not recognize any tax benefits for stock-based compensation during any of the periods presented.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

(i)	Stock options

The following table sets forth the activity for the Company’s stock options during the periods presented:

		Weighted average
	Shares	Exercise price	Grant-date fair value	Remaining contractual term (years)
		$	$
January 1, 2018	189,943	5.47	6.58	8.22
Granted	-	-	-
Exercised	-	-	-
Forfeited or cancelled	(128,645)	5.54	7.77
December 31, 2018	61,298	5.33	4.08	7.61
Granted	907,500	0.38	0.23
Exercised	-	-	-
Forfeited or cancelled	(8,158)	5.36	3.43
December 31, 2019	960,640	0.65	0.45	9.68

Vested and expected to vest, as at 31-Dec-19	914,838	0.66	0.46	9.67
Exercisable, as at 31-Dec-19	44,604	5.32	4.44	6.47

The aggregate intrinsic value of outstanding and exercisable stock options as of December 31, 2019 is $0.

During the years ended December 31, 2019 and 2018, the following stock options were granted to directors, officers and employees of the Company. The fair values of the options granted were estimated based on the Black-Scholes option pricing model, using the following assumptions:

	2019	2018
Number of options granted	907,500	-
Dividend yield	0.00%	-
Risk-free interest rate	1.60%	-
Volatility	71.87%	-
Expected term in years	6.25	-
Forfeiture rate	5.00%	-

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

(j)	Restricted share units

The following table sets forth the activity for the Company’s RSUs for the periods presented:

	Shares	Weighted- average grant date fair value
		$
Balance, January 1, 2018	179,090	3.84
Granted	-	-
Vested	(144,652)	3.27
Forfeited or cancelled	(18,964)	6.80
Balance, December 31, 2018	15,474	5.51
Granted	1,528,257	0.41
Vested	(40,983)	1.65
Forfeited or cancelled	(1,256)	4.04
Balance, December 31, 2019	1,501,492	0.43

15.	Financial instruments and risk management

Financial risk management objectives and policies

The Company’s activities expose it to a variety of financial risks including foreign currency risk, interest rate risk, credit risk, and liquidity risk. These financial instrument risks are actively managed by the Company under the policies approved by the Board of Directors. The principal financial risks are managed by the Company’s finance department, within Board approved policies and guidelines. On an ongoing basis, the finance department actively manages market conditions with a view to minimizing the exposure of the Company to changing market factors, while at the same time limiting the funding costs to the Company.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company uses information supplied by independent rating agencies where available, and if not available, the Company uses other publicly available financial information and its own records to rate its customers.

Credit risk arises from cash and deposits with banks as well as credit exposure to outstanding receivables, the carrying amounts represent the Company’s maximum exposure to credit risk.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Company establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of accounts receivable. The main components of this allowance are a specific loss component that relates to individually significant exposures, and a collective loss component established for groups of similar assets in respect of losses that have been incurred but not yet identified. The collective loss allowance is determined based on historical data of payment statistics for similar financial assets. The allowance for doubtful accounts was $825,396 and $$799,800 as at December 31, 2019 and 2019, respectively.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company’s accounts receivable are concentrated among customers in the media and broadcasting industry, which may be affected by adverse economic factors impacting that industry. The Company performs ongoing credit evaluations of its major customers, maintains reserves for potential credit losses, and does not require any collateral deposits. As at December 31, 2020 and 2019, two customers each accounted for greater than 10% of the Company’s accounts receivable balance. In total, these two customers accounted for 35% and 49% of the Company’s accounts receivable balance as at December 31, 2019 and 2018, respectively.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk with respect to its contractual obligations and financial liabilities. The Company manages liquidity risk by continuously monitoring forecasted and actual cash flows and matching maturity profiles of financial assets and liabilities. The Company seeks to ensure that it has sufficient capital to meet short term financial obligations after taking into account its operating obligations and cash on hand.

The Company’s policy is to seek to ensure adequate funding is available from operations and other sources, including debt and equity capital markets, as required.

	< 1 year	1-2 years	3-5 years
	$	$	$
Accounts payable and accrued expenses	8,129,404	-	-
Debt	-	-	-

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to fair value risk with respect to debt which bear interest at fixed rates.

Foreign exchange rates

The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s transactions with parties located outside the United States of America, which consists of transactions of the Canadian corporate office. Balances denominated in foreign currencies as at March 31, 2020 are not material to the Company.

16.	Capital management

The Company defines capital as its equity. The Company’s objectives when managing its capital is (i) to safeguard the ability to continue as a going concern in order to pursue its business plan; and (ii) to provide adequate return to shareholders by obtaining an appropriate amount of financing with the level of risk, to reduce after-tax cost of capital.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

The Company sets the amount of capital in proportion to its risk. The Company manages capital structure and adjusts considering changes in economic conditions and the characteristics of risk of underlying assets. In order to maintain or adjust capital structure, the Company may attempt to issue new stock or sell assets to reduce its obligations. The Company’s objective is met by retaining adequate liquidity to provide for the possibility that cash flows from assets will not be sufficient to meet future cash flow requirements.

There have been no changes to the Company’s capital management policies during the years ended December 31, 2019 and 2018.

17.	Related party transactions

The Company had several significant shareholders as follows: Gray (beginning January 2, 2019 and Raycom prior to that date) and SKP America LLC (“SKP America”) which each owned approximately 20.6% and 20.5%, respectively, as of December 31, 2018 of the aggregate common shares. Following the transactions described in Note 14(e), Gray and SKP America are no longer shareholders of the Company. As of December 31, 2019, the Company no longer has any balances or ongoing service relationship with Gray and SKP America.

The following table summarizes related party balances in the consolidated balance sheets for the years presented:

	2019	2018
	$	$
Loans and borrowings
Gray / Raycom	-	10,000,000

Due (to) from Gray / Raycom:
Accounts receivable	-	12,424
Accounts payable	-	(332,549)
Total due to related parties	-	(320,125)

The following table summarizes related party transactions in the consolidated statements of income (loss) and comprehensive income (loss) for the years presented:

	2019	2018
	$	$
Gray / Raycom:
Revenue	-	4,650,419
Interest on non-revolving credit facility	(416,667)	(1,930,449)
Interest on the Advance Agreement	-	(160,349)
Gain on extinguishment of debt	12,276,644	12,293,647
	11,859,977	14,853,268
Mobdub:
License fees	-	(162,500)
	11,859,977	14,690,768

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

Key management personnel compensation for officers and directors of the Company are as follows:

	2019	2018
	$	$
Salaries and benefits	2,110,075	1,491,624
Share based compensation	479,066	236,705
	2,589,141	1,728,329

Accounts payable due to officers of the Company at December 31, 2019 include $542,998 for bonuses due at year end.

18.	Subsequent events

The Company has evaluated subsequent events from the balance sheet date through November 13, 2020, the date at which the consolidated financial statements were available to be issued, and determined there were no additional items to be disclosed except for the transactions described below.

(a)	Loan from EB Acquisition

On January 7, 2020, the Company’s Frankly Media LLC subsidiary (“Frankly Media”) entered an agreement with an arm’s length lender, EB Acquisition Company, LLC (the “Lender”), whereby the Lender agreed, subject to the terms and conditions thereof, to provide Frankly Media with a revolving term line of credit in the principal amount of up to $5 million (the “EB Loan”). In connection with entering into the EB Loan, Frankly Media has drawn $4 million under the EB Loan under an initial advance. Subsequent advances may be made, subject to customary conditions precedent to be satisfied by Frankly Media or waived by the Lender.

The EB Loan has a one-year term, extendable for a second year upon the mutual agreement of Lender and Frankly Media, and is secured by a security interest in Frankly Media’s assets, as well as a guarantee by the Company, secured against the Company’s assets. The Loan was subject to a $100,000 commitment fee. If the EB Loan term is extended for a second year, an additional fee will be payable by Frankly Media in the amount of 1% of outstanding principal balance under the EB Loan as of the commencement of the second year of the EB Loan term. Interest on outstanding balances of the EB Loan will accrue at a rate of 10% per annum. The EB Loan is subject to mandatory repayment arising upon the Company’s raising of certain amounts of additional financing. The proceeds of the EB Loan will be used to supplement Frankly Media’s general working capital.

In connection with the EB Loan, the Company granted the Lender warrants to acquire up to $500,000 of Company common shares (determined in reference to the “Market Price” of Company common shares pursuant to the policies of the TSX Venture Exchange) (the “Bonus Warrants”). Each Bonus Warrant is exercisable to acquire one Company common share with an exercise price of CDN$0.50 per share. The Bonus Warrants have a two-year exercise period commencing on the date of their issuance, provided that if there is full repayment of the outstanding principal balance of the EB Loan within the first year of the EB Loan term, or the term of the EB Loan is not extended for a second year, the exercise period of the Bonus Warrants will be reduced to one year from the date of their issuance. The Bonus Warrants granted in connection with the EB Loan will be subject to a regulatory hold period of four months from the date of issuance.

Frankly Inc.
Notes to the consolidated financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

(b)	Acquisition of Company by Torque Esports Corp.

On March 9, 2020, the Company entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which Torque would acquire each of Frankly and WinView (the “Transaction”), which will create an integrated platform dedicated to live esports, news and gaming.

On May 8, 2020, Torque completed the business combination. Torque acquired all of the issued and outstanding shares of the Company in exchange for consideration of one Torque common share for each Company common share acquired, pursuant to a court approved plan of arrangement, resulting in the issuance of 33,249,106 common shares of Torque upon closing the business combination. All outstanding convertible securities of the Company were exchanged for equivalent securities of Torque (other than outstanding warrants to purchase common shares of the Company, which will remain outstanding and have the terms of such securities adjusted to reflect the exchange ratio).

Torque also concurrently indirectly acquired WinView, pursuant to a statutory merger under the laws of the State of Delaware, with WinView securityholders receiving an aggregate of 26,399,960 common shares of Torque as well as certain contingent consideration. The securities of WinView were exchanged for 26,400,000 common shares of Torque, which shall be subject to certain leak-out provisions which have been agreed upon by the parties in the Business Combination Agreement.

Torque subsequently changed its name to Engine Media Holdings, Inc.

(c)	Legal proceedings

A complaint filed by Gannaway Entertainment, Inc. and others, and served on August 4, 2017, against the Company and others was resolved in May 2020 with no cost to the Company.

SCHEDULE “B”

UNAUDITED INTERIM FINANCIAL STATEMENTS OF FRANKLY

Frankly Inc.

Interim Condensed Financial Statements

For the Three Month Periods Ended March 31, 2020 and 2019

(In U.S. dollars)

Frankly Inc. Table of Contents March 31, 2020 and 2019

Frankly Inc. Consolidated statements of financial position As at March 31, 2020 and December 31, 2019 (in U.S. dollars)

		March 31,	December 31,
	Note	2020	2019

		$	$
Assets

Current assets:
Cash and cash equivalents		1,158,291	686,577
Cash in trust	14(b)	486,745	-
Accounts receivable		4,980,213	4,312,123
Prepaid expenses and deposits		331,289	294,880
Promissory notes receivable	18	1,100,000	-
		8,056,538	5,293,580
Non-current assets:
Software, net	12(ii)	624,479	649,166
Property and equipment, net	12(i)	43,215	43,468
Intangible assets, net	12(iii)	995,733	1,088,675
Goodwill	7, 8	1,163,034	1,163,034
Other long-term assets		127,925	115,081
Total assets		11,010,924	8,353,004

Liabilities

Current liabilities:
Accounts payable		6,499,599	6,035,879
Accrued expenses		1,916,844	2,093,525
Deferred revenues		33,159	28,024
Contingent purchase consideration	7	312,439	312,439
Debt	13	3,818,890	-
		12,580,931	8,469,867
Non-current liabilities:
Other liabilities		29,030	194,745
Total liabilities		12,609,961	8,664,612

Shareholders’ deficit

Share capital	14	69,510,757	68,858,144
Contributed surplus	14	9,732,666	9,262,650
Accumulated deficit		(80,797,801)	(78,387,374)
Cumulative translation adjustment		(44,659)	(45,028)
Total shareholders’ deficit		(1,599,037)	(311,608)
Total liabilities and shareholders’ deficit		11,010,924	8,353,004

Going concern	2(a)
Subsequent events	18

Approved by the Board	“Lou Schwartz”
Director

The accompanying notes form an integral part of and should be read in conjunction with these condensed financial statements.

Frankly Inc. Consolidated statements of loss and comprehensive loss For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

	Note	2020	2019
		$	$

Total Revenue	9	5,829,968	1,870,693

Costs and operating expenses:
Salaries and benefits, net of amounts capitalized		2,187,056	1,924,608
Technology related costs		737,340	572,047
Office and administration		414,702	406,096
Consulting fees, net of amounts capitalized		190,049	168,222
Professional fees		63,142	28,546
Advertising and marketing		105,300	62,044
Revenue sharing expense		3,116,350	421,157
Depreciation and amortization		132,256	24,708
Stock-based compensation		128,392	14,162
Restructuring expense		-	1,273
Retention expense		(9,449)	205,632
Transaction costs	18	923,361	-
Income (loss) from operations		(2,158,531)	(1,957,802)

Foreign exchange (gain) loss		(3,098)	278
Interest expense, net	13, 17	254,994	250,000
Income (loss) before income tax expense		(2,410,427)	(2,208,080)
Income tax expense		-	-
Net income (loss)		(2,410,427)	(2,208,080)

Other comprehensive income (loss)
Foreign currency translation		369	(199)
Comprehensive income (loss)		(2,410,058)	(2,208,279)

Net income (loss) per share attributable to shareholders:
Basic & Diluted	10	$(0.08)	$(0.83)
Weighted average common shares outstanding:
Basic & Diluted	10	30,865,052	2,661,929

The accompanying notes form an integral part of and should be read in conjunction with these condensed financial statements.

Frankly Inc. Consolidated statements of changes in shareholders’ deficit For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

	Note	Common shares	Class A restricted voting shares	Share capital	Contributed surplus	Accumulated deficit	Cumulative translation adjustment	Total shareholders’ deficit
					$	$	$	$

Balance, as at December 31, 2018		2,660,155	-	63,363,342	7,400,945	(82,916,160)	(57,094)	(12,208,967)

Vesting of restricted share units		36,413	-	64,274	(23,836)	-	-	40,438
Stock-based compensation		-	-	-	14,162	-	-	14,162
Net income		-	-	-	-	(2,208,080)	-	(2,208,080)
Other comprehensive income		-	-	-	-	-	(199)	(199)

Balance, as at March 31, 2019		2,696,568	-	63,427,616	7,391,271	(85,124,240)	(57,293)	(14,362,646)

Balance, as at December 31, 2019		30,386,782	-	68,858,144	9,262,650	(78,387,374)	(45,028)	(311,608)

Vesting of restricted share units		366,976	-	305,772	(22,585)	-	-	283,187
Issuance of Units	14(b)	1,070,396	-	385,393	130,516	-	-	515,909
Unit issuance costs	14(b)	-	-	(76,140)	-	-	-	(76,140)
Issuance of warrants on debt		-	-	-	241,480	-	-	241,480
Exercise of warrants	14(c)	60,000	-	37,588	(7,787)	-	-	29,801
Stock-based compensation		-	-	-	128,392	-	-	128,392
Net income		-	-	-	-	(2,410,427)	-	(2,410,427)
Other comprehensive income		-	-	-	-	-	369	369

Balance, as at March 31, 2020		31,884,154	-	69,510,757	9,732,666	(80,797,801)	(44,659)	(1,599,037)

The accompanying notes form an integral part of and should be read in conjunction with these condensed financial statements.

Frankly Inc. Consolidated statements of cash flows For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

	Note	2020	2019

		$	$
Cash flows from operating activities
Net income (loss)		(2,410,427)	(2,208,080)
Adjustments for:
Depreciation and amortization		132,256	24,708
Amortization of debt discount		60,370	-
Stock-based compensation expense		128,392	14,162
Deferred interest		-	250,000
		(2,089,409)	(1,919,210)
Changes in:
Cash in attorney trust		(494,908)	-
Accounts receivable		(668,091)	925,534
Prepaid expenses and other current assets		(41,473)	(98,048)
Other assets		(12,844)	(30,925)
Accounts payable		488,107	(2,702,874)
Accrued expenses		(53,978)	(831,219)
Deferred revenue		5,135	38,371
Due to related parties	17	-	2,535,696
Deferred rent and other liabilities		(3,798)	205,632
Net cash used in operating activities		(2,871,259)	(1,877,043)

Cash flows from investing activities
Purchases of property & equipment		(14,498)	-
Net cash used in investing activities		(14,498)	-

Cash flows from financing activities
Payments for purchase of promissory notes	18	(1,100,000)	-
Proceeds from issuance of Units	14(b)	515,909	-
Unit issuance costs	14(b)	(76,140)	-
Proceeds from exercise of warrants	14(c)	29,801	-
Proceeds from issuance of debt	13	4,000,000	-
Net cash provided by financing activities		3,369,570	-

Effect of exchange rate changes on cash		(12,099)	(2,865)
Net change in cash and cash equivalents		471,714	(1,879,908)

Cash and cash equivalents and restricted cash at beginning of period		686,577	4,066,194
Cash and cash equivalents and restricted cash at end of period		1,158,291	2,186,286

Cash is represented by:
Cash		1,158,291	2,186,286
Restricted cash		-	-
		1,158,291	2,186,286

The accompanying notes form an integral part of and should be read in conjunction with these condensed financial statements.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

1.	General information

Frankly Inc. (“Frankly” or the “Company”) is a digital technology company that provides an integrated software platform for brands and media companies primarily in the United States and has been operating since the incorporation, in Delaware, of its predecessor, Frankly Co. (formerly TicToc Planet Inc.) (“TicToc”), on September 10, 2012. The address of the registered office of the Company is 2900-550 Burrard Street, Vancouver, British Columbia, Canada V6C 0A3. These consolidated financial statements include the Company and its subsidiaries (Frankly Co., Frankly Media LLC, and Vemba Media Technologies Private Limited), together referred to as the “Company.” The Company creates, distributes, analyzes, and monetizes content across various digital properties through web, mobile, and television.

On May 10, 2019, the Company’s subsidiary, Frankly Media LLC, completed the acquisition of certain assets of Triton Digital, Inc. and certain affiliated entities (collectively, “Triton”), including the AMP content management and contesting platforms for radio broadcasters, customer agreements to supply AMP services to approximately 1,200 radio stations and all employees of the AMP business (collectively the “AMP Assets”)(Note 7).

On August 7, 2019, the Company’s subsidiary, Frankly Media LLC, completed the acquisition of certain assets of Vemba Corporation (“Vemba”), including the Vemba video asset management, syndication and monetization platform, customer agreements and all employees of the Vemba business (collectively the “Vemba Assets”)(Note 8).

The Company was acquired by Engine Media Holdings Inc. (formerly Torque Esports Corp.)(“Torque”) on May 8, 2020 under terms of a business combination agreement (Note 18).

2.	Basis of preparation

(a)	Going concern

These interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. The realizable values may be substantially different from its carrying amounts, as shown in these financial statements, and these financial statements do not give effect to adjustments that would be necessary to the carrying amounts and classification of assets and liabilities should the Company be unable to continue as a going concern.

As at March 31, 2020, the Company had an accumulated deficit of $(80,797,801) (December 31, 2019 - $(78,387,374)). The Company has not yet been able to generate positive cash flows from operations. Whether and when the Company can generate sufficient cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to March 31, 2020 is uncertain.

These material uncertainties may cast significant doubt on the Company’s ability to continue as a going concern. The financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

During 2019 and up to May 8, 2020, the date of acquisition of the Company by Torque, the Company made efforts to reduce costs, increase revenue and entered into financing agreements to maintain its operations.

(c)	Statement of compliance

These unaudited interim condensed consolidated financial statements (“interim financial statements”) have been prepared in accordance with IAS 34 “Interim Financial Reporting” (“IAS 34”). These interim financial statements do not include all disclosures required by International Financial Reporting Standards (“IFRS”) for annual audited consolidated financial statements and accordingly should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2019 prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”).

These interim financial statements were authorized for issuance by the Board of Directors on November 12, 2020.

(d)	Basis of presentation

The interim financial statements are prepared on a going concern basis using the historical cost method, except for financial instruments measured at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information. The financial statements are presented in US dollars.

The Company presents its classified statements of financial position distinguished between current and non-current assets and liabilities. Current assets and liabilities are those expected to be settled within one year of the reporting period, and non-current assets and liabilities are those which the recovery or settlement is expected to be greater than a year after the reporting period.

(e)	Functional and presentation currency

These interim financial statements have been presented in U.S. dollars.

The following companies have been consolidated within these interim financial statements:

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

3.	Significant judgments, estimates, and assumptions

In preparation of these interim financial statements, management has made judgments and estimates that affect the application of the Company’s accounting policies and the reported amount of assets, liabilities, revenue and expenses. Actual results may significantly differ from these estimates.

The significant judgments, estimates and assumptions in the preparation of the financial statements are consistent with those followed in the preparation of the Company’s annual financial statements for the year ended December 31, 2019.

4.	Operating segments

The company operates in the United States. The Company has one strategic division offering its services which are managed on an integrated basis with similar bases in technology and marketing. In measuring its performance, the Company does not distinguish or group its operations on a geographical or on any other basis, and accordingly, has a single operating segment.

The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”). The CEO evaluates performance and makes operating decisions and allocates resources based on financial data that is consistent with that presented in these interim financial statements.

5.	Changes in significant accounting policies

(a)	IAS 1 and IAS8 – Definition of Material - Updates

On October 31, 2018, the IASB issued ‘Definition of Material (Amendments to IAS 1 and IAS 8)’ to clarify the definition of ‘material’ and to align the definition used in the Conceptual Framework and the standards themselves. The amendments are effective annual reporting periods beginning on or after 1 January 2020. The implementation of these standards did not have a material impact on the Company’s financial statements.

(b)	Conceptual Framework – Updates

Together with the revised ‘Conceptual Framework’ published in March 2018, the IASB also issued ‘Amendments to References to the Conceptual Framework in IFRS Standards’. The amendments are effective for annual periods beginning on or after 1 January 2020. The implementation of these standards did not have a material impact on the Company’s financial statements.

(c)	IFRS 3 – Definition of a Business - Updates

On 22 October 2018, the IASB issued ‘Definition of a Business (Amendments to IFRS 3)’ aimed at resolving the difficulties that arise when an entity determines whether it has acquired a business or a group of assets. The amendments are effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after 1 January 2020. The implementation of these standards did not have a material impact on the Company’s financial statements.

(d)	Other accounting standards

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

6.	Significant accounting policies

The accounting policies adopted in the preparation of these interim financial statements are consistent with those followed in the preparation of the annual financial statements for the year ended December 31, 2019, except for the adoption of new standards effective as of January 1, 2020 (Note 5).

7.	Acquisition of assets of AMP

(a)	Description of the transaction

On May 10, 2019, the Company’s subsidiary, Frankly Media LLC, completed the acquisition of the AMP Assets from Triton Digital, Inc., including the AMP content management and contesting platforms for radio broadcasters, customer agreements to supply AMP services to approximately 800 radio stations and all employees of the business. The acquisition was completed pursuant to the AMP Agreement between the Company and Triton dated May 1, 2019. The total maximum purchase price to be paid under the AMP Agreement is $3.0 million, with $1.75 million paid on closing, $250,000 payable on the six-month anniversary of the closing date and $1.0 million contingent upon the renewal of a key customer contract and payable upon such renewal.

The contingent consideration will be computed as the amount equal to the lesser of (i) $1.0 million and (ii) $1.0 million multiplied by a fraction, the numerator of which is the total minimum AMP service fees to be paid to the Company during 2020 pursuant to the renewal agreement and the denominator of which is the total amount of actual AMP service fees paid in 2019 .

(b)	Purchase price allocation

The net assets acquired were recorded in the condensed consolidated financial statements at their estimated fair values as of the acquisition date. Under the purchase method of accounting, the total acquisition price of approximately $2.6 million was allocated to the net tangible assets and identifiable intangible assets based on their fair values as of the date of acquisition, with the amount paid in excess of such fair value recorded as goodwill.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

The following summarizes the purchase price allocation relating to the acquisition of the AMP Assets:

Amount

Purchase consideration
Cash	$1,750,000
Fair value of deferred and contingent purchase price consideration	888,000
$2,638,000

Purchase price allocation
Property and equipment	$24,334
Software development costs	400,000
Intangible assets - customer relationships	1,300,000
Goodwill	913,666
Net assets acquired	$2,638,000

Significant judgments and assumptions related to the valuation and useful lives of certain classes of assets acquired are as follows:

i.	Intangible Assets, Software

AMP had certain proprietary technology used in its products, which the Company expects will contribute to future cash flow. The fair value of the software intangible asset was determined based on the relief from royalty method under the income approach. The software intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) royalty rate; (iii) technology replacement rate; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of five years.

ii.	Intangible Assets, Customer Relationships

AMP had established relationships with local radio broadcasters which are expected to result in future sales. The fair value of the customer relationships intangible asset was determined based on the excess earnings method under the income approach. The customer relationships intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) customer attrition rate / probability of renewal rate; (iii) charges for use of assets; and (iv) present value factor. This asset is amortized on an accelerated basis over the estimated useful life of eight years.

iii.	Contingent consideration

The fair value of the contingent consideration due to Triton of up to $1.0 million was determined using a multiple-scenario probability-weighted analysis. The contingent consideration was valued using Level 3 inputs which consisted of the probabilities of each scenario as determined by the Company and the present value factor.

The difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed represents goodwill of $0.9 million. All of the goodwill is expected to be deductible for tax purposes as the acquisition was considered an asset deal for tax purposes. The goodwill recorded represents the following: (i) Cost savings and operating synergies expected to result from combining the operations of AMP with those of the Company, and (ii) intangible assets that do not qualify for separate recognition such as the assembled workforce.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

8.	Acquisition of assets of Vemba

(a)	Description of transaction

On August 7, 2019, the Company completed its acquisition of certain assets of Vemba. Under the terms of the asset purchase agreement with Vemba, the Company acquired the Vemba video asset management, syndication and monetization platform, employees and related customer contracts, comprising substantially all of the property and assets of Vemba, excluding working capital, for a purchase price consisting of $154,214 cash payment and the issuance to Vemba of 256,410 of Company common shares. The common shares issued pursuant to the acquisition were subject to a 4-month statutory hold period and contractual escrow restrictions for a period of 12-months.

(b)	Purchase price allocation

The net assets acquired were recorded in the consolidated financial statements at their estimated fair values as of the acquisition date. Under the purchase method of accounting, the total acquisition price of approximately $0.7 million was allocated to the net tangible assets and identifiable intangible assets based on their fair values as of the date of acquisition, with the amount paid in excess of such fair value recorded as goodwill.

The following summarizes the purchase price allocation relating to the acquisition of the Vemba Assets:

	Shares	Amount

Purchase consideration
Cash	-	$154,214
Frankly Inc. Common Shares, at fair value	256,410	577,413
	256,410	$731,627

Purchase price allocation
Cash		$2,714
Prepaid expenses and other current assets		614
Accrued expenses		(1,069)
Software development costs		330,000
Intangible assets - customer relationships		150,000
Goodwill		249,368
Net assets acquired		$731,627

The Company Common Shares were valued based on the closing price on TSX Venture exchange on August 7, 2019. The Company did not consider the impact of the contractual escrow restrictions to be material.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

Significant judgments and assumptions related to the valuation and useful lives of certain classes of assets acquired are as follows:

i.	Intangible Assets, Software

Vemba had certain proprietary technology used in its products, which the Company expects will contribute to future cash flow. The fair value of the software intangible asset was determined based on the relief from royalty method under the income approach. The software intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) royalty rate; (iii) technology replacement rate; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of five years.

ii.	Intangible Assets, Customer Relationships

Vemba had established relationships with content publishers which are expected to result in future sales. The fair value of the customer relationships intangible asset was determined based on the excess earnings method under the income approach. The customer relationships intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) customer attrition rate / probability of renewal rate; (iii) charges for use of assets; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of eight years.

The difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed represents goodwill of $251,627. All of the goodwill is expected to be deductible for tax purposes as the acquisition was considered an asset deal for tax purposes. The goodwill recorded represents the following: (i) Cost savings and operating synergies expected to result from combining the operations of Vemba with those of the Company, and (ii) intangible assets that do not qualify for separate recognition such as the assembled workforce.

9.	Revenue

(a)	Revenue streams and disaggregation of revenue from contracts with customers

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

In the following table, revenue from contracts with customers is disaggregated by service lines.

	2020	2019
	$	$
Major products and service items
License fees	1,348,283	504,115
Usage fees	260,752	206,398
Advertising - National	3,843,663	769,524
Advertising - Local	29,287	44,048
Professional fees and other	347,983	346,608
	5,829,968	1,870,693

(b)	Performance obligations and revenue recognition policies

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of its services to a customer.

The following provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms and related revenue recognition policies:

i.	License fees

The Company enters into license agreements with customers for its content management system, video software, and mobile applications. These license agreements, generally non-cancellable, without paying a termination penalty, and multiyear, provide the customer with the right to use the Company’s application solely on a Company-hosted platform or, in certain instances, on purchased encoders. The license agreements also entitle the customer to technical support.

Revenue from these license agreements is recognized ratably over the license term. Early termination fees are recognized when a customer ceases use of agreed upon services prior to the expiration of their contract. These fees are recognized in full on the date the customer has completed their migration off of the Company’s solutions and there is no continuing service obligation to the customer.

ii.	Usage fees

The Company charges its customers for the optional use of its content delivery network to stream and store videos. The revenue is recognized as earned based on the actual usage because it has stand-alone value and delivery is in control of the customer. The Company also charges its customers for the use of its ad serving platform to serve ads under local advertising campaigns. The Company reports revenue as earned based on the actual usage.

iii.	Advertising (national advertising)

Under national advertising agreements with advertisers, the Company sources, creates, and places advertising campaigns that run across the Company’s network of publisher sites. National advertising revenue, net of third-party costs, is shared with publishers based on their respective contractual agreements. The Company invoices national advertising amounts due from advertisers and remits payments to publishers for their share. Depending on the agreement with the publisher, the obligation to remit payment to the publisher is based on either billing to the advertiser or the collection of cash from the advertiser.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

National advertising revenue is recognized in the period during which the ad impressions are delivered. The Company reports revenue earned through national advertising agreements either on a net or gross basis.

Under national advertising agreements wherein the Company does not bear inventory risk and only has credit risk on its portion of the revenue, national advertising revenues are accounted for on a net basis and the publisher is identified as the customer.

In select national advertising agreements with its publishers, the Company takes on inventory risk and additional credit risk. Under these agreements, the Company either a) provides the publisher with a guaranteed minimum gross selling price per advertising unit delivered, wherein the greater of the actual selling price or guaranteed minimum selling price is used in determining the publisher’s share or b) provides the publisher with a fixed rate per advertising unit delivered, wherein the publisher is paid the fixed rate per advertising unit delivered irrespective of the actual selling price. Under these national advertising agreements, national advertising revenues are accounted for on a gross basis with the advertiser identified as the customer and the publisher identified as a supplier, with amounts billed to the advertiser reported as revenue and amounts due to the publisher reported as a revenue sharing expense, within cost of revenue.

iv.	Advertising (local advertising)

Under local advertising agreements with customers, the Company provides local ad sales consulting and support services in exchange for monthly fees over the term of the agreement. The fees are established in the agreement with the customer in one of three ways: fixed annual amounts for an unlimited number of advertisers, flat fee paid per advertiser, or a commission rate of the local advertising revenue paid by the advertiser. Fixed amounts are recognized as revenue ratably over the contract term, and flat fee and commission-based amounts are recognized as revenue based on the revenue earned for each respective period based on actual delivery of the local advertising campaigns.

v.	Professional services and other

Professional services consist primarily of installation and website design services. Installation fees are contracted on a fixed-fee basis. The Company recognizes revenue as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Website design services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to website design is recognized as revenue as the Company performs the services.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

10.	Net Income (Loss) per share

Basic net income (loss) per share is calculated using the weighted-average number of common shares outstanding during each period. Diluted net income (loss) per share assumes the conversion, exercise or issuance of all potential common share equivalents unless the effect is to reduce the loss or increase the income per share. For purposes of this calculation, stock options, warrants and restricted stock units (“RSU”s) are considered to be potential common shares and are only included in the calculation of diluted net income (loss) per share when their effect is dilutive.

Due to the net loss incurred during there month periods ended March 31, 2020 and 2019, all outstanding options, RSU’s and warrants were excluded from diluted weighted-average common shares outstanding as their effect was anti-dilutive.

Weighted average common shares outstanding for the there month periods ended March 31, 2020 and 2019 were 30,865,052 and 2,661,929, respectively.

11.	Income taxes

The Company has net operating loss carry forwards. Deferred tax assets have not been recognized given the Company’s history of losses.

12.	Long-lived assets

All of the Company’s long-lived assets are domiciled in the U.S. and Canada. Depreciation and amortization expense for long-lived assets was as follows for the periods presented:

	2020	2019
	$	$

Depreciation of property and eqipment	14,625	24,708
Amortization of software	24,688	-
Amortization of intangibles	92,943	-
	132,256	24,708

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

i.	Property and equipment, net

The following table summarizes property and equipment, net:

	March 31, 2020	December 31, 2019
	$	$
Cost:
Office equipment, computer equipment and software	1,822,829	1,808,458
Leasehold improvements	603,978	603,978
	2,426,807	2,412,436

Accumulated depreciation:
Office equipment, computer equipment and software	(1,461,373)	(1,446,749)
Leasehold improvements	(354,831)	(354,831)
	(1,816,204)	(1,801,580)

Accumulated impairment:
Office equipment, computer equipment and software	(318,241)	(318,241)
Leasehold improvements	(249,147)	(249,147)
	(567,388)	(567,388)

	43,215	43,468

ii.	Software, net

The following table summarizes software, net:

	March 31, 2020	December 31, 2019
	$	$

Cost	14,707,003	14,707,003
Accumulated amortization	(7,967,783)	(7,943,096)
Accumulated impairment	(6,114,741)	(6,114,741)

	624,479	649,166

During the three month periods ended March 31, 2020 and 2019, the Company did not capitalize any software development costs.

In connection with the acquisition of the AMP Assets (Note 7), the Company determined the acquired software had a fair value of $400,000.

In connection with the acquisition of the Vemba assets (Note 8), the Company determined the acquired software had a fair value of $330,000.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

iii.	Intangible assets, net

The following table summarizes intangible assets, net:

	March 31, 2020	December 31, 2019
	$	$
Cost:
Broadcast relationships	7,600,000	7,600,000
Advertiser relationships	1,200,000	1,200,000
Customer relationships - AMP	1,300,000	1,300,000
Customer relationships - Vemba	150,000	150,000
	10,250,000	10,250,000

Accumulated amortization:
Broadcast relationships	(1,952,786)	(1,952,786)
Advertiser relationships	(740,000)	(740,000)
Customer relationships - AMP	(429,954)	(353,512)
Customer relationships - Vemba	(24,313)	(7,813)
	(3,147,053)	(3,054,111)

Accumulated impairment:
Broadcast relationships	(5,647,214)	(5,647,214)
Advertiser relationships	(460,000)	(460,000)
	(6,107,214)	(6,107,214)

	995,733	1,088,675

In connection with the acquisition of the AMP Assets (Note 7), the Company determined the acquired customer relationship intangible assets had a fair value of $1.3 million.

In connection with the acquisition of the Vemba assets (Note 8), the Company determined the acquired customer relationship intangible assets had a fair value of $150,000.

13.	Debt

(a)	Revolving line of credit – EB Acquisition

On January 7, 2020, the Company’s Frankly Media LLC subsidiary (“Frankly Media”) entered an agreement with an arm’s length lender, EB Acquisition Company, LLC (the “Lender”), whereby the Lender agreed, subject to the terms and conditions thereof, to provide Frankly Media with a revolving term line of credit in the principal amount of up to $5 million (the “EB Loan”). In connection with entering into the EB Loan, Frankly Media has drawn $4 million under the EB Loan under an initial advance. Subsequent advances may be made, subject to customary conditions precedent to be satisfied by Frankly Media or waived by the Lender.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

The EB Loan has a one-year term, extendable for a second year upon the mutual agreement of Lender and Frankly Media, and is secured by a security interest in Frankly Media’s assets, as well as a guarantee by the Company, secured against the Company’s assets. The Loan was subject to a $100,000 commitment fee. If the EB Loan term is extended for a second year, an additional fee will be payable by Frankly Media in the amount of 1% of outstanding principal balance under the EB Loan as of the commencement of the second year of the EB Loan term. Interest on outstanding balances of the EB Loan accrues at a rate of 10% per annum. The EB Loan is subject to mandatory repayment arising upon the Company’s raising of certain amounts of additional financing. The proceeds of the EB Loan were used to supplement Frankly Media’s general working capital.

In connection with the EB Loan, the Company granted the Lender warrants to acquire up to $500,000 of the Company’s common shares (determined in reference to the “Market Price” of the Company’s common shares pursuant to the policies of the TSX Venture Exchange) (the “Bonus Warrants”). Each Bonus Warrant is exercisable to acquire one Company common share with an exercise price of CDN$0.50 per share. The Bonus Warrants have a two-year exercise period commencing on the date of their issuance, provided that if there is full repayment of the outstanding principal balance of the EB Loan within the first year of the EB Loan term, or the term of the EB Loan is not extended for a second year, the exercise period of the Bonus Warrants will be reduced to one year from the date of their issuance. The Bonus Warrants granted in connection with the EB Loan will be subject to a regulatory hold period of four months from the date of issuance.

The warrants were recorded within shareholders’ deficit. Proceeds from the issuance of the debt instrument with stock purchase warrants (detachable call options) were allocated to the two elements using the residual value method. The value allocated to the warrants was $241,480 with the remaining $3,758,520 being allocated to the debt.

The debt discount of $241,480 is being amortized to interest expense, net on the consolidated statements of loss and comprehensive loss on a straight line basis over the one year loan term. Amortization of debt discount included in interest expense, net for the three month period ended March 31, 2020 and 2019 amounted to $60,370 and $Nil, respectively.

14.	Capital and reserves

(a)	Common shares and Class A restricted voting shares

Subsequent to the Recapitalization on December 23, 2014, all common and Class A restricted voting shares and related stock-based grants have been denominated in Canadian dollars and have been translated to U.S. dollars using the exchange rate in effect at the date of transaction or grant, as applicable.

The Class A restricted voting shares have the same voting rights as common shares except for voting for the election and removal of directors of the Company. The Class A restricted voting shares participate in dividends and liquidation events in the same manner as common shares. In terms of restrictions on transfer, no Class A restricted voting shares shall be transferred to another party unless an offer to acquire common shares is concurrently made that is identical to the offer for the Class A restricted voting shares in terms of price per share, percentage of outstanding shares to be transferred and in all other material respects.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

Activity during the three month period ended March 31, 2020

(b)	March 2020 private placement

On March 13, 2020, the Company completed a non-brokered private placement (the “Private Placement”) for gross proceeds of $515,909 through the issuance of 1,070,396 units (the “Units”) of the Company at an issue price of CDN$0.67 per Unit. Each Unit consisted of one common share of the Company and one-half of one share purchase warrant (the “Warrant”). Each whole Warrant entitles the holder to acquire one common share of the Company at CDN$0.90 per share until the date that is 24 months from the closing date. All securities issued pursuant to the Private Placement are subject to a statutory hold period of four months and one day from the date of issuance.

The gross proceeds of $515,909 were allocated between share capital and contributed surplus at $385,393 and $130,516, respectively, using the relative fair value method. In connection with the Private Placement, the Company incurred $76,140 in issuance costs. As at March 31, 2020, $486,745 of the funds raised remained in trust.

(c)	Exercise of warrants

During the three month period ended March 31, 2020, the Company issued a total of 60,000 common shares for the exercise of warrants issued in connection with the May 2019 private placement. The Company issued 60,000 common shares for exercise of an equal number of warrants at an exercise price of CDN$0.65 per warrant for gross proceeds of CDN$39,000 ($29,801).

(d)	Vesting of restricted share units

During the three month period ended March 31, 2020, the Company issued a total of 366,976 common shares for employee and director restricted stock units (“RSUs”) that vested.

Activity during the three month period ended March 31, 2019

(f)	Vesting of restricted share units

During the three month period ended March 31, 2019, the Company issued a total of 36,413 common shares for employee and director RSUs that vested.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

Warrants

(g)	Warrants

The following table sets forth the activity for the Company’s warrants during the periods presented:

	Number of warrants	Weighted- average exercise price
		$

Outstanding, as at January 1, 2019	871,160	6.54
Issued	15,645,718	0.48
Exercised	(1,607,563)	0.29
Cancelled or Expired	(871,160)	6.54
Outstanding, as at December 31, 2019	14,038,155	0.50
Issued	1,847,397	0.47
Exercised	(60,000)	0.50
Cancelled or Expired	-	0.00
Outstanding, as at March 31, 2020	15,825,552	0.50

The following table summarizes the expiry date, the number of warrants and weighted-average exercise price outstanding as at March 31, 2020:

Expiry date	Exercise price	Number of warrants
	$

May 10, 2021	0.50	4,027,268
May 16, 2021	0.50	4,320,226
May 22, 2021	0.50	5,690,661
March 13, 2022	0.38	1,312,200
March 13, 2022	0.69	535,197
	0.50	15,885,552

Stock-based compensation

(h)	Description of the plan

On October 16, 2019, the Company adopted an amended and restated equity incentive plan (the “Restated Plan”). The Restated Plan amends the equity incentive plan, effective as of October 1, 2019, by replacing the compensation plan limit with a number that is 10% of the of the aggregate number of Common Shares and Class A Restricted Voting Shares issued and outstanding that may be granted under Option and RSU awards.

Options may be exercised over periods of up to 10 years as determined by the Company’s Board of Directors (“Board”) and the exercise price shall not be less than the closing price of the shares on the day preceding the award date. Option awards generally vest over four years with one year cliff vesting.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

The Restated Plan allows the Company to award RSUs to officers, employees, directors and consultants of the Company and its subsidiaries upon such conditions as the Board may establish, including the attainment of performance goals recommended by the Company’s compensation committee. The purchase price for common shares of the Company issuable under each RSU award, if any, shall be established by the Board at its discretion. Shares issued pursuant to any RSU award may be made subject to vesting conditions based upon the satisfaction of service requirements, conditions, restrictions, time periods or performance goals established by the Board.

Based on the number of outstanding options and RSUs as of March 31, 2020 and RSUs vested and options exercised through March 31, 2020, the Company had 311,931 options or RSUs remaining for issuance under the Restated Plan.

Total stock-based compensation expense for the three month periods ended March 31, 2020 and 2019 was $128,392 and $14,162, respectively. The Company did not recognize any tax benefits for stock-based compensation during any of the periods presented.

(i)	Stock options

The following table sets forth the activity for the Company’s stock options during the periods presented:

		Weighted average
	Shares	Exercise price	Grant-date fair value	Remaining contractual term (years)
		$	$

January 1, 2019	61,298	5.33	4.08	7.61
Granted	907,500	0.38	0.23
Exercised	-	-	-
Forfeited or cancelled	(8,158)	5.36	3.43
December 31, 2019	960,640	0.65	0.45	9.68

Vested and expected to vest, as at 31-Dec-19	914,838	0.66	0.46	9.67
Exercisable, as at 31-Dec-19	44,604	5.32	4.44	6.47

Unaudited interim activity:

January 1, 2020	960,640	0.65	0.45	9.68
Granted	-	-	-
Exercised	-	-	-
Forfeited or cancelled	(55,276)	0.40	0.25
March 31, 2020	905,364	0.67	0.46	9.42

Vested and expected to vest, as at 31-Mar-20	862,435	0.68	0.47	9.41
Exercisable, as at 31-Mar-20	46,775	5.32	4.37	6.24

The aggregate intrinsic value of outstanding and exercisable stock options as of March 31, 2020 is $0.

During the three month periods ended March 31, 2020 and 2019, there were no new options granted.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

(j)	Restricted share units

The following table sets forth the activity for the Company’s RSUs for the periods presented:

	Shares	Weighted- average grant date fair value
		$

Balance, January 1, 2019	15,474	5.51
Granted	1,528,257	0.41
Vested	(40,983)	1.65
Forfeited or cancelled	(1,256)	4.04
Balance, December 31, 2019	1,501,492	0.43
Granted	240,203	0.44
Vested	(366,976)	0.49
Forfeited or cancelled	-	-
Balance, March 31, 2020	1,374,719	0.41

15.	Financial instruments and risk management

Financial risk management objectives and policies

The Company’s activities exposes it to a variety of financial risks including foreign currency risk, interest rate risk, credit risk, and liquidity risk. These financial instrument risks are actively managed by the Company under the policies approved by the Board of Directors. The principal financial risks are managed by the Company’s finance department, within Board approved policies and guidelines. On an ongoing basis, the finance department actively manages market conditions with a view to minimizing the exposure of the Company to changing market factors, while at the same time limiting the funding costs to the Company.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company uses information supplied by independent rating agencies where available, and if not available, the Company uses other publicly available financial information and its own records to rate its customers.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

Credit risk arises from cash and deposits with banks as well as credit exposure to outstanding receivables, the carrying amounts represent the Company’s maximum exposure to credit risk.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Company establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of accounts receivable. The main components of this allowance are a specific loss component that relates to individually significant exposures, and a collective loss component established for groups of similar assets in respect of losses that have been incurred but not yet identified. The collective loss allowance is determined based on historical data of payment statistics for similar financial assets. The allowance for doubtful accounts was $823,396 and $825,396 as at March 31, 2020 and December 31, 2019, respectively.

The Company’s accounts receivable are concentrated among customers in the media and broadcasting industry, which may be affected by adverse economic factors impacting that industry. The Company performs ongoing credit evaluations of its major customers, maintains reserves for potential credit losses, and does not require any collateral deposits. As at March 31, 2020 two customers each accounted for greater than 10% of the Company’s accounts receivable balance. In total, these two customers accounted for 26% of the Company’s accounts receivable balance as at March 31, 2020.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk with respect to its contractual obligations and financial liabilities. The Company manages liquidity risk by continuously monitoring forecasted and actual cash flows and matching maturity profiles of financial assets and liabilities. The Company seeks to ensure that it has sufficient capital to meet short term financial obligations after taking into account its operating obligations and cash on hand.

The Company’s policy is to seek to ensure adequate funding is available from operations and other sources, including debt and equity capital markets, as required.

	< 1 year	1-2 years	3-5 years
	$	$	$

Accounts payable and accrued expenses	8,416,443	-	-
Debt	3,818,890	-	-

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to fair value risk with respect to debt which bear interest at fixed rates.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

Foreign exchange rates

The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s transactions with parties located outside the United States of America, which consists of transactions of the Canadian corporate office. Balances denominated in foreign currencies as at March 31, 2020 are not material to the Company.

16.	Capital management

The Company defines capital as its equity. The Company’s objectives when managing its capital is (i) to safeguard the ability to continue as a going concern in order to pursue its business plan; and (ii) to provide adequate return to shareholders by obtaining an appropriate amount of financing with the level of risk, to reduce after-tax cost of capital.

The Company sets the amount of capital in proportion to its risk. The Company manages capital structure and adjusts considering changes in economic conditions and the characteristics of risk of underlying assets. In order to maintain or adjust capital structure, the Company may attempt to issue new stock or sell assets to reduce its obligations. The Company’s objective is met by retaining adequate liquidity to provide for the possibility that cash flows from assets will not be sufficient to meet future cash flow requirements.

There have been no changes to the Company’s capital management policies during the three month period ended Mach 31, 2020.

17.	Related party transactions

The Company had several significant shareholders as follows: Gray (beginning January 2, 2019 and Raycom prior to that date) and SKP America LLC (“SKP America”) which each owned approximately 20.6% and 20.5%, respectively, as of December 31, 2018 of the aggregate common shares. Following the repurchase of their equity interests in May 2019, Gray and SKP America are no longer shareholders of the Company.

As of March 31, 2020 and December 31, 2019, the Company no longer has any balances or ongoing service relationship with Gray and SKP America. During the three month period ended March 31, 2019, the Company incurred $250,000 of interest expense on its credit facility with Gray. In May 2019, the remaining balance due under the facility was extinguished.

Key management personnel compensation for officers and directors of the Company are as follows:

	2020	2019
	$	$

Salaries and benefits	305,251	419,711
Share based compensation	37,864	9,406
	343,115	429,117

Accounts payable due to officers of the Company at March 31, 2020 include $461,977 for bonuses due from prior year end.

Frankly Inc. Notes to the consolidated financial statements For the three month periods ended March 31, 2020 and 2019 (in U.S. dollars)

18.	Subsequent events

The Company has evaluated subsequent events from the balance sheet date through November 13, 2020, the date at which the interim condensed consolidated financial statements were available to be issued, and determined there were no additional items to be disclosed except for the transactions described below.

(a)	Acquisition of Company by Torque Esports Corp.

On March 9, 2020, the Company entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which Torque would acquire each of Frankly and WinView (the “Transaction”), which will create an integrated platform dedicated to live esports, news and gaming.

On May 8, 2020, Torque completed the business combination. Torque acquired all of the issued and outstanding shares of the Company in exchange for consideration of one Torque common share for each Company common share acquired, pursuant to a court approved plan of arrangement, resulting in the issuance of 33,249,106 common shares of Torque upon closing the business combination. All outstanding convertible securities of the Company were exchanged for equivalent securities of Torque (other than outstanding warrants to purchase common shares of the Company, which will remain outstanding and have the terms of such securities adjusted to reflect the exchange ratio).

Torque also concurrently indirectly acquired WinView, pursuant to a statutory merger under the laws of the State of Delaware, with WinView securityholders receiving an aggregate of 26,399,960 common shares of Torque as well as certain contingent consideration. The securities of WinView were exchanged for 26,400,000 common shares of Torque, which shall be subject to certain leak-out provisions which have been agreed upon by the parties in the Business Combination Agreement.

Torque subsequently changed its name to Engine Media Holdings, Inc.

The Company incurred transaction costs in the three month period ended March 31, 2020 of $923,361 relating to the Transaction.

As at March 31, 2020, the Company had loaned $1.1 million to Torque in the form of promissory notes, secured by assets of Torque.

(b)	Legal proceedings

A complaint filed by Gannaway Entertainment, Inc. and others, and served on August 4, 2017, against the Company and others was resolved in May 2020 with no cost to the Company.

SCHEDULE “C”
AUDITED ANNUAL FINANCIAL STATEMENTS OF WINVIEW

WinView, Inc.

Audited Annual Financial Statements

For the Years Ended December 31, 2019 and 2018

(In U.S. dollars)

WinView, Inc.
Table of Contents
December 31, 2019 and 2018

Baker Tilly WM LLP
900 – 400 Burrard Street
Vancouver, British Columbia
Canada V6C 3B7
T: +1 604.684.6212
F: +1 604.688.3497

vancouver@bakertilly.ca
www.bakertilly.ca

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of WinView, Inc.:

Opinion

We have audited the financial statements of WinView, Inc. (the “Company”), which comprise the statements of financial position as at December 31, 2019 and 2018, and the statements of loss and comprehensive loss, statements of changes in equity and statements of cash flows for the years then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 2(a) in the financial statements, which describes events and conditions indicating that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

ASSURANCE • TAX • ADVISORY

Baker Tilly WM LLP is a member of Baker Tilly Canada Cooperative, which is a member of the global network of Baker Tilly International Limited. All members of Baker Tilly Canada Cooperative and Baker Tilly International Limited are separate and independent legal entities.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, B.C.

November 12, 2020

WinView, Inc.
Statements of financial position
As at December 31, 2019 and 2018
(in U.S. dollars)

	Note	2019	2018
		$	$

Assets

Current assets:
Cash		944,868	1,344,921
Restricted cash	12	217,616	314,035
Prepaid expenses and deposits		131,693	148,274
Total assets		1,294,177	1,807,230

Liabilities

Current liabilities:
Accounts payable and accrued liabilities		827,328	1,073,066
Accrued interest	13	1,496,449	496,016
Deferred revenues		87,182	87,182
Convertible notes	13	15,488,966	-
Loans and borrowings to be issued	13	1,095,000	-
		18,994,925	1,656,264
Non-current liabilities:
Secured and convertible notes	13	1,284,807	14,101,550
Total liabilities		20,279,732	15,757,814

Shareholders’ deficit

Common stock capital	14	172,515	172,515
Preferred stock capital	14	21,400,520	21,400,520
Reserves	10	682,668	314,745
Accumulated deficit		(41,241,258)	(35,838,364)
Total shareholders’ deficit		(18,985,555)	(13,950,584)
Total liabilities and shareholders’ deficit		1,294,177	1,807,230

Going concern	2(a)
Subsequent events	18

Approved by the Board	“Tom Rogers”	“Hank Ratner”
	Director	Director

The accompanying notes form an integral part of and should be read in conjunction with these financial statements.

WinView, Inc.
Statements of loss and comprehensive loss
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

	Note	2019	2018
		$	$

Continuing operations
Revenue	7(a)	79,889	291,243
Cost of sales		98,832	746,671
		(18,943)	(455,428)

Operating expenses
General and administrative	8, 17	3,012,623	5,744,229
Research and development	8	550,582	3,451,288
Selling and marketing	8	714,320	3,513,248
Finance costs	13	1,103,176	540,700
Taxes		3,250	2,634
		5,383,951	13,252,099

Net loss and comprehensive loss		(5,402,894)	(13,707,527)

Loss per common share
Basic and diluted loss per share	9	(1.90)	(4.82)

The accompanying notes form an integral part of and should be read in conjunction with these financial statements.

WinView, Inc.
Statements of changes in equity
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

	Note	Common stock capital	Preferred stock capital	Reserves	Accumulated deficit	Total equity
		$	$	$	$	$

Balance, as at December 31, 2017 (unaudited)		26,236	21,400,520	224,641	(22,130,837)	(479,440)

Net loss for the year		-	-	-	(13,707,527)	(13,707,527)
Issuance of common shares		146,279	-	-	-	146,279
Stock-based compensation	8, 10	-	-	90,104	-	90,104

Balance, as at December 31, 2018		172,515	21,400,520	314,745	(35,838,364)	(13,950,584)

Net loss for the year		-	-	-	(5,402,894)	(5,402,894)
Issuance of common shares		-	-	-	-	-
Stock-based compensation	8, 10	-	-	367,923	-	367,923

Balance, as at December 31, 2019		172,515	21,400,520	682,668	(41,241,258)	(18,985,555)

The accompanying notes form an integral part of and should be read in conjunction with these financial statements.

WinView, Inc.
Statements of cash flows
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

	Note	2019	2018
		$	$
Operating activities
Loss for the year		(5,402,894)	(13,707,527)
Adjustments for:
Equity-settled stock-based compensation	8, 10	367,923	90,104
Finance costs and other		112,223	588,830
		(4,922,748)	(13,028,593)
Changes in:
Accounts receivable		-	2,163
Prepaid expenses and deposits		16,581	49,306
Accounts payable and accrued liabilities		(245,738)	(133,926)
Accrued interest		1,000,433	386,689
		(4,151,472)	(12,724,361)

Financing activities
Proceeds from loans and borrowings	13(d)	3,655,000	12,920,000
Repayment of loans and borrowings	13(d)	-	(500,000)
Proceeds from the issuance of shares		-	146,279
		3,655,000	12,566,279

Net change in cash, during the year		(496,472)	(158,082)
Cash, beginning of year		1,658,956	1,817,038
Cash, end of the year		1,162,484	1,658,956

Cash is represented by:
Cash		944,868	1,344,921
Restricted cash	12	217,616	314,035
		1,162,484	1,658,956

The accompanying notes form an integral part of and should be read in conjunction with these financial statements.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

1.	General information

WinView, Inc. (“WinView” or the “Company”) is a digital technology company that invented, pioneered second-screen interactive television, and is one of the nation’s leading skill-based sports prediction mobile games platforms. WinView was incorporated on December 2, 2008, pursuant to the filings with the secretary of the State of Delaware. The Company’s corporate headquarters and registered head office are located at 370 Convention Way, Suite #102, Redwood City, California, 94063.

The Company was acquired by Torque Esports Corp. (“Torque”) on May 8, 2020 under terms of a business combination agreement (see note 18). Subsequent to the acquisition, Torque changed its name to Engine Media Holdings Inc.

2.	Basis of preparation

(a)	Going concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. The realizable values may be substantially different from its carrying amounts, as shown in these financial statements, and these financial statements do not give effect to adjustments that would be necessary to the carrying amounts and classification of assets and liabilities should the Company be unable to continue as a going concern.

As at December 31, 2019, the Company had an accumulated deficit of $41,241,258 (2018 - $35,838,364). The Company has not yet been able to generate positive cash flows from operations. Whether and when the Company can generate sufficient cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to December 31, 2019 is uncertain.

These material uncertainties may cast significant doubt on the Company’s ability to continue as a going concern. The financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

To address the going concern risk through the May 8, 2020 acquisition of the Company by Torque, the Company continued to seek equity financing alternatives to support the ongoing operations, monitor general and administrative expenses in comparison to budget, and continued to optimize its operating processes.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforce’s, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

2.	Basis of preparation (cont’d)

(b)	Statement of compliance

WinView’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”).

These financial statements were authorized for issuance by the Board of Directors on November 12, 2020.

(c)	Basis of presentation

The financial statements are prepared on a going concern basis using the historical cost method, except for financial instruments measured at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information. The financial statements are presented in US dollars, which is also the Company’s functional currency.

The Company presents its classified statements of financial position distinguished between current and non-current assets and liabilities. Current assets and liabilities are those expected to be settled within one year of the reporting period, and non-current assets and liabilities are those which the recovery or settlement is expected to be greater than a year after the reporting period.

3.	Use of judgments and estimates

In preparation of these financial statements, management has made judgments and estimates that affect the application of the Company’s accounting policies and the reported amount of assets, liabilities, revenue and expenses. Actual results may significantly differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

(a)	Judgments

Information about judgments made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

●	Note 7 – revenue recognition: whether the revenue from entry fees is recognized at a point in time and whether presentation of certain revenue transactions are on a gross or net basis.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

3.	Use of judgments and estimates (cont’d)

(b)	Assumptions and estimation uncertainties

●	Note 11 – recognition of deferred tax assets: availability of future taxable profit against which deductible temporary differences and tax losses carried forward can be utilized;

●	Note 5(h) – recognition and measurement of provisions and contingencies: key assumptions used and the likelihood and magnitude of an outflow of resources;

●	Note 10 – valuation of share-based payment arrangements: key assumptions used to measure the fair value of the Company’s share-based payment arrangements;

●	Note 13(c) – valuation of convertible notes: key assumptions used to measure the fair value of the derivative component of the instrument.

(c)	Measurement of fair values

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

The valuation team regularly reviews significant unobservable inputs and valuation adjustments. If third party information, such as a broker quotes or pricing services, is used to measure fair values, then the valuation team assesses the evidence obtained from third parties to support the conclusion of these valuations with respect to the requirements of IFRS, including the level in the fair value hierarchy in which the valuations should be classified.

Significant valuation issues are reported to the Company’s board of directors.

When measuring the fair value of an asset or liability, the Company uses observable market data as much as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted priced (unadjusted) in active markets for identical assets or liabilities;

●	Level 2: inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

●	Level 3: inputs for the asset or liability that are not based on the observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

3.	Use of judgments and estimates (cont’d)

Further information about assumptions made in measuring fair values is included in the following notes:

●	Note 10 – share-based payment arrangements; and

●	Note 5(f) – financial instruments.

4.	Changes in significant accounting policies

(a)	IFRS 16 – Leases (“IFRS 16”)

IFRS 16 was issued by the IASB in January 2016, and replaced IAS 17 Leases. IFRS 16 specifies the methodology to recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases except for short-term leases and leases with low value assets. IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17. IFRS 16 became effective for annual periods beginning on January 1, 2019. The adoption of IFRS 16 had no impact on the Company’s financial statements.

(b)	IFRIC 23 – Uncertainty over Income Tax Treatment (“IFRIC 23”)

In June 2017, the IASB issued amendments as a clarification to requirements under IAS 12, Income Taxes. IFRIC 23 clarifies the application of various recognition and measurement requirements where there is uncertainty over income tax treatments. The treatments became effective on January 1, 2019. The amendments did not have a material impact on the Company’s financial statements.

(c)	IASB Annual Improvements 2015-2017 Cycle (Issued in December 2017)

In December 2017, the IASB issued amendments to four standards IFRS 3, Business Combinations (“IFRS 3”), IFRS 11, Joint Arrangements (“IFRS 11”), IAS 12, Income Taxes (“IAS 12”) and IAS 23, Borrowing Costs (“IAS 23”). These amendments became effective on January 1, 2019. The implementation of these standards did not have a material impact on the Company’s financial statements.

(d)	Other accounting standards

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies

(a)	Foreign currency translation

Transactions in foreign currencies are translated into the functional currency of the Company at the exchange rate at the date of transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss presented within finance costs.

(b)	Revenue from contracts with customers

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when the performance obligations (services) are transferred to a customer.

Revenue arising from entry fees in online gaming rooms is recognized as services are rendered. Further information about the Company’s accounting policies relating to the contracts with customers is provided in Note 7.

The Company evaluates all contractual arrangements it enters and evaluates the nature of the promised goods or services, and rights and obligations under the arrangement, in determining the nature of its performance obligations. Where such performance obligations are capable of being distinct and are distinct in the context of the contract, the consideration the Company expects to be entitled to is allocated to each performance obligation based on its relative estimated stand-alone selling prices. Performance obligations that the Company concludes are not distinct are combined in a single combined performance obligation. Revenue is recognized at an amount equal to the transaction price allocated to the specific performance obligation when it is satisfied, either at a point in time or over time, as applicable, based on the pattern of transfer of control.

(c)	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(c)	Employee benefits (cont’d)

ii.	Share-based payment arrangements

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognized as an expense, with a corresponding increase in equity, over the vesting period of the awards.

The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized is based on the number of awards that meet the related service and non-market performance conditions at the vesting date.

For share-based payment awards with non-vesting conditions, the grant-date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

(d)	Finance income and finance costs

The Company’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	the foreign currency gain or loss on financial assets and financial liabilities.

Interest income or expense is recognized using the effective interest method.

In calculating interest expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit impaired) or to the amortized cost of the liability.

(e)	Income tax

i.	Current tax

Current tax comprises the expected payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using the tax rates enacted or substantively enacted at the reporting date.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(e)	Income tax (cont’d)

ii.	Deferred tax

Deferred tax is recorded using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and

●	temporary differences related to investments in subsidiaries to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used.

Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves. Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(f)	Financial instruments

i.	Recognition and measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or a financial liability is initially measured at fair value plus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(f)	Financial instruments

ii.	Classification and subsequent measurement

Financial assets – policy

On initial recognition, a financial asset is classified as measured at: amortized cost; FVOCI – debt investment; FVOCI – equity investment; or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions as is not designated as FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets.

On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(f)	Financial instruments (cont’d)

ii.	Classification and subsequent measurement (cont’d)

Financial assets – subsequent measurement and gains and losses

Financial assets at FVTPL	These assets as subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.
Financial assets at amortized cost	These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss
Debt investments at FVOCI	These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVOCI	These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss, unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

Financial liabilities – Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(f)	Financial instruments (cont’d)

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows or the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

iv.	Offsetting

Financial assets and financial liabilities are offset and the net amount presented on the statement of financial position, only when the Company has a legally enforceable right to offset the amounts and it intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

(g)	Share capital

i.	Common stock

Incremental costs directly attributable to the issue of common stock are recognized as a deduction from equity. Income tax relating to transactions costs of an equity transaction are accounted for in accordance with IAS 12.

ii.	Preferred stock

The Company’s preferred stock are classified as equity, because they bear discretionary dividends, do not contain any obligations to deliver cash or other financial assets and do not require the settlement in a variable number of the Company’s equity instruments. Discretionary dividends thereon are recognized as equity distributions on approval by the Company’s shareholders.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(g)	Share capital (cont’d)

iii.	Repurchase and reissue of common stock (treasury stock)

When stock recognized as equity are repurchased, the amount of the consideration paid, which includes directly attributable costs, is recognized as a deduction from equity. Repurchased stock are classified as treasury stock and are presented as treasury stock reserve. When treasury stock are sold or reissued subsequently, the amount received is recognized as an increase in equity and the resulting surplus or deficit on the transaction is presented within share premium.

iv.	Compound financial instruments

Compound financial instruments issued by the Company comprise convertible notes that can be converted into preferred stock at the option of the holder or based on certain criteria as outlined in the agreement.

The liability component of compound financial instruments is initially recognized at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized as the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not remeasured.

Interest related to the financial liability is recognized in profit or loss. On conversion at maturity, the financial liability is reclassified to equity and no gain or loss is recognized.

v.	Non-derivative financial assets

Financial instruments and contract assets

Expected credit losses (“ECLs”) is the probability-weighted estimate of credit losses. The Company recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets.

Loss allowances for trade receivables and contract assets are always measured at an amount equal to the lifetime ECLs.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(g)	Share capital (cont’d)

v.	Non-derivative financial assets (cont’d)

Financial instruments and contract assets (cont’d)

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Company’s historical experience and informed credit assessment and including forward-looking information.

The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due.

The Company considers a financial asset to be in default when:

●	the borrower is unlikely to pay its credit obligations to the Company in full, without recourse by the Company; or

●	the financial asset is more than 90 days past due.

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

Write-off

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Company has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets and the Company expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(h)	Provisions

Provisions are recognized when present (legal or constructive) obligations as a result of a past event will lead to a probable outflow of economic resources and amounts can be estimated reliably. Provisions are measured at management’s best estimate of the expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation.

The Company performs evaluations to identify onerous contracts and, where applicable, records provisions for such contracts. All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate. In those cases where the possible outflow of economic resources as a result of present obligations is considered remote, no liability is recognized.

(i)	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, both for financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

(j)	Loss per share

The Company applies the “treasury stock method” to calculate loss per common share. Under this method, the basic loss per common share is calculated by dividing net loss by the weighted average number of common stock outstanding during the year.

Diluted net loss per common share is calculated by dividing the applicable net loss by the sum of the weighted average number of common stock outstanding and all additional stock that would have been outstanding if potentially dilutive common stock had been issued during the year.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

5.	Significant accounting policies (cont’d)

(j)	Loss per share (cont’d)

The dilutive effect of preferred stock, options and warrants on net loss per share is calculated by determining the proceeds for the exercise of such securities which are then assumed to be used to purchase common stock of the Company. Diluted loss per share does not adjust the loss attributed to common shareholders or the weighted average number of common stock outstanding if the effect is anti-dilutive.

6.	Operating segments

WinView operates in the United States. The Company has one strategic division offering its services and are managed on an integrated basis with similar bases in technology and marketing. In measuring its performance, the Company does not distinguish or group its operations on a geographical or on any other basis, and accordingly, has a single operating segment.

The Company’s chief executive officer is the chief operating decision marker, and regularly reviews WinView’s operations and performance. WinView does not have any significant customers or any significant groups of customers.

7.	Revenue

(a)	Revenue streams and disaggregation of revenue from contracts with customers

The Company generates revenue primarily from the sale of entry fees. Other sources of revenue relate to immaterial amounts for other auxiliary services. In the following table, revenue from contracts with customers is disaggregated by service lines and timing of revenue recognition.

	2019	2018
	$	$
Major products and service items
Entry fees	79,889	291,243
	79,889	291,243

Timing of revenue recognition
Services transferred at a point in time	79,889	291,243

(b)	Performance obligations and revenue recognition policies

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of its services to a customer.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

7.	Revenue (cont’d)

(b)	Performance obligations and revenue recognition policies (cont’d)

The following table provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms and related revenue recognition policies.

Type of service	Nature and timing of satisfaction of performance obligations, including significant payment terms	Revenue recognition policies
Entry fees	Entry fees represents primarily the commission charged at the start of each contest and entry fees for participation in the contest, and is net of certain promotional expenses, which are treated as a reduction of the transaction price.	Revenue is recognized at a point in time when the contest is concluded.
Other	Customers can participate in contests using virtual currency (i.e. wallet tickets). Customers can earn wallet tickets in contests which can be used for contests.	Wallet tickets are initially recorded as a contract liability and are recorded as revenue as the customer participates in contests.

8.	Expenses by nature

	Note	2019	2018
		$	$

Salaries and benefits	17	1,729,514	4,416,296
Stock-based compensation	10	367,923	90,104
Professional fees		728,586	1,024,386
Office and general		122,187	170,431
Insurance		64,413	43,012
General and administrative		3,012,623	5,744,229

Promotion		221,041	2,889,866
Distribution		493,279	623,382
Selling and marketing		714,320	3,513,248

Platform costs expensed		550,632	3,427,666
Equipment costs		(50)	23,622
Research and development		550,582	3,451,288

Total general and administrative, selling and marketing and research and development expenses		4,277,525	12,708,765

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

9.	Loss per share

	2019	2018
	$	$

Net loss	(5,402,894)	(13,707,527)

Weighted average common shares outstanding:
Basic and diluted	2,841,783	2,841,783

Net loss per share attributable to shareholders:
Basic and diluted	(1.90)	(4.82)

10.	Share-based payment arrangements

(a)	Stock-option plans

On September 25, 2012, the Company established a stock-option plan that entitles key management personnel and employees to purchase stock in the Company. Under the stock-option plan, holders of vested options are entitled to purchase stock at fair value of the stock at grant date.

The aggregate number of options that may be granted under the plan cannot exceed 3,483,238. The Board of Directors determines the price per common share based on valuation reports and the number of common stock which may be allocated to key management personnel and employees.

On October 13, 2016, the Company established an equity-incentive plan that entitles key management personnel to purchase stock in the Company. Under the equity incentive plan, holders of vested incentives are entitled to purchase stock at fair value of the stock at the grant date.

The aggregate number of incentives that may be granted under the plan cannot exceed 10,775,526. The Board of Directors determines the price per common share and the number of common stock which may be allocated to key management personnel and employees.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

10.	Share-based payment arrangements (cont’d)

(b)	Measurement of fair values

The stock-options were valued using the Black-Scholes formula. The inputs used in the measurement of the fair values at the grant and measurement date of the stock-options and warrants were as follows:

	2019	2018

Fair value	$0.14	$0.14
Share price	$0.15	$0.15
Exercise price	$0.48	$0.34
Expected volatility (weighted-average)	125%	125%
Expected life (weighted-average)	10.00	8.02
Expected dividends	0.00%	0.00%
Risk-free interest rate	1.75%	3.06%

Expected volatility has been based on an evaluation of the historical volatility of the Company’s share price, particularly over the historical period commensurate with the expected term. The expected term of the instruments has been based on historical experience and general option and warrants holder behaviour.

(c)	Reconciliation of outstanding stock-options

The number and weighted-average exercise prices of stock options under the stock option plan are as follows:

	Number of options granted	Number of options vested	Weighted- average exercise price
			$

Outstanding, as at December 31, 2017	3,856,629	988,844	0.34
Granted and vested during the year	5,000	825,273	0.59
Outstanding, as at December 31, 2018	3,861,629	1,814,117	0.34
Granted and vested during the year	5,099,250	2,770,096	0.48
Cancelled during the year	(110,000)	(41,468)	0.56
Outstanding, as at December 31, 2019	8,850,879	4,542,745	0.42

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

10.	Share-based payment arrangements (cont’d)

(d)	Warrants

The number and weighted-average exercise prices of warrants are as follows:

	Number of warrants	Weighted- average exercise price
		$

Outstanding, as at December 31, 2017	3,202,420	1.38
Issued	3,813,523	1.36
Outstanding, as at December 31, 2018	7,015,943	1.37
Issued	6,158,920	0.01
Outstanding, as at December 31, 2019	13,174,863	0.73

The following table summarizes the expiry date, the number of warrants and weighted-average exercise price outstanding as at December 31, 2019:

Expiry date	Exercise price	Number of warrants
	$

April 21, 2021	1.17	1,248,984
April 27, 2022	1.36	1,953,436
April 16, 2022	1.36	3,813,523
April 8, 2023	0.01	4,811,650
September 13, 2023	0.01	1,347,270
		13,174,863

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

11.	Income taxes (cont’d)

(a)	Income tax expense

The following table reconciles income taxes calculated at the combined US federal and state tax rates with income tax expense recognized in the statements of loss and comprehensive loss:

	2019	2018
	$	$

Loss before income taxes	(5,402,894)	(13,707,527)
Statutory rate	26.73%	27.00%
Expected income tax recovery	(1,444,058)	(3,701,032)

Decrease in income tax recovery due to:
Expenses not deductible for tax purposes	385,766	176,808
Non-capital losses unrecognized	1,058,292	3,524,224
Total income tax expense	-	-

(b)	Deferred income taxes

The temporary differences that give rise to deferred income tax assets and deferred income tax liabilities are presented below:

	2019	2018
	$	$
Deferred tax assets
Refundable credits	13,247,000	9,140,708
Less: refundable credits not recognized	(13,247,000)	(9,140,708)
	-	-

As of December 31, 2019, the Company has U.S. federal net operating losses carryforward of $20,851,980 (2018 – $20,851,980) that begin to expire in 2029 and $17,307,405 (2018 – $13,002,493) that have an unlimited carryforward period. As of December 31, 2019, the Company has U.S. state net operating losses carryforward of $38,159,385 (2018 – $33,854,473) that begin to expire in 2029.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

11.	Income taxes

(b)	Deferred income taxes (cont’d)

Year of origin	Amount
$

2009	38,482
2010	53,559
2011	715,612
2012	936,921
2013	532,728
2014	304,589
2015	1,138,417
2016	5,756,500
2017	11,375,172
2018	13,001,429
2019	4,305,976
38,159,385

Tax attributes are subject to review, and potential adjustment, by tax authorities.

12.	Restricted cash

In connection with the operating activities described in Note 7(b), the Company is required to restrict the use of funds in the amount of $217,616 at December 31, 2019 (2018 – $314,035), which were received from players as a deposit for use in future contests plus each player’s winnings in accordance with the terms of use agreement.

13.	Loans and borrowings

	Note	2019	2018
		$	$
Current liabilities
Secured notes - accrued interest	(a, b, d)	6,501	34,368
Convertible notes - accrued interest	(b, c, d)	1,489,948	461,648
Convertible notes	(b, c, d)	15,488,966	-
Convertible notes to be issued	(b, c, d)	1,095,000	-
		18,080,415	496,016

Non-current liabilities
Secured notes	(a, b, d)	1,284,807	1,172,584
Convertible notes	(b, c, d)	-	12,928,966
		1,284,807	14,101,550

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

13.	Loans and borrowings (cont’d)

(a)	Secured notes

On September 21, 2009, the Company and a third party agreed to terms on repayment of debt incurred by WinView for the provision of services by the third party. This agreement was amended on April 18, 2016 and further amended on April 17, 2017.

The latest amendment on April 17, 2017 extended the agreement and renegotiated the terms and conditions of the required mandatory repayments of $15,000 per month for 24 months and $25,000 per month for 24 months upon respective closing of the Company’s series A and series B preferred share offerings.

(b)	Terms and repayment schedule

The terms and conditions of outstanding loans are as follows:

	Nominal interest rate	Year of maturity	2019	2018
			$	$

Convertible notes	6-8%	2020	15,488,966	12,928,966
Secured notes	8%	2021	1,284,807	1,172,584
			16,773,773	14,101,550

The secured notes are subject to liquidation preference over the other obligations of WinView.

(c)	Convertible notes

During the year ended December 31, 2018, the Company issued convertible promissory notes (March 2018 and August 2018) for total proceeds of $12,920,000. The notes are unsecured, have a maturity date of 24 months after the issuance date and bear interest between 6-8% per annum, payable upon maturity. Any unpaid accrued interest on the note will be convertible into equity on the same terms as the principal.

The notes issued in March 2018 are convertible into series B preferred stock using a formula based on the lower of the original series B preferred stock price per share or the conversion price per share, which is defined to be the price per share for any qualified financing, which is defined to be an issuance of preferred stock with total proceeds of at least $5,000,000.

The notes have share purchase warrants attached giving note holders the right to purchase up to an additional 3,813,523 series B preferred stock (Note 10(d)). The Company incurred $nil transaction costs for this offering.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

13.	Loans and borrowings (cont’d)

(c)	Convertible notes (cont’d)

The notes issued in August 2018 are convertible with conversion rights dependent upon certain conditions, as follows:

(i)	Automatic conversion upon a Qualified Financing - the notes, including principal and accrued interest, will be convertible into stock of the new securities issued in such a Qualified Financing at the conversion price;

(ii)	Voluntary conversion upon a Non-Qualified Financing - the notes, including the principal and accrued interest, will be convertible into the Company’s preferred stock issued in the Non-Qualified Financing at the conversion price; or

(iii)	Change of control - the note holders can elect to either receive cash (principal and interest calculated at a premium rate of 12% instead of 8% from the date of issuance) or convert the note into stock of the Company’s common stock at the conversion price.

Conversion price is the price per share equal to the amount obtained by dividing $65,000,000 by the fully diluted shares of the Company, which is defined to be the sum of the outstanding and issued shares of the common stock, shares of common stock issuable upon conversion of all outstanding securities and the exercise of all outstanding options and warrants; and common stock reserved under any equity incentive plan of the Company.

Fully diluted capitalization shall not include the notes and the securities directly or indirectly issuable upon conversion or exchange of the notes, other outstanding convertible promissory notes and the securities directly or indirectly issuable upon conversion or exchange of such other outstanding convertible promissory notes, or in any automatic conversion, any securities issued in the financing, any shares of common stock directly or indirectly issuable upon conversion, exchange or exercise of such securities and any increase in the number of shares reserved for issuance under the Company’s equity incentive or similar plans or arrangement in connection with the financing.

Qualified Financing is defined to be a transaction or series of transaction led by Playtech Services (Cyprus) Limited or its affiliates pursuant to which the Company issues and sells shares of any class or series of equity securities at a fixed price with the principal purpose of raising capital.

The Company incurred $nil transaction costs for this offering.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

13.	Loans and borrowings (cont’d)

(d)	Reconciliation of movements of liabilities to cash flows from financing activities

Loans and borrowings

Balance, January 1, 2018	1,087,720

Proceeds from issue of convertible notes	12,920,000
Repayment of borrowings	(500,000)
Total changes from financing cash flows	13,507,720

Finance costs	585,131
Interest paid and capitalized	8,699
Total liability-related other changes	593,830
Balance, December 31, 2018	14,101,550

Proceeds from issue of convertible notes	2,560,000
Proceeds received in advance of the issuance of convertible notes	1,095,000
Total changes from financing cash flows	17,756,550

Finance costs	112,223
Total liability-related other changes	112,223
Balance, December 31, 2019	17,868,773

Included in finance costs was interest of $Nil (2018 - $470,614).

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

14.	Capital and reserves

(a)	Authorized

11,660,000	Series A preferred stock, voting and participating by series, issuable with rights, privileges, restrictions and conditions as determined by the directors and officers of WinView at the time of issuance.

Convertible to common stock at a stated conversion ratio at the earlier of the option of the holder or an initial public offering.

10,350,934	Series B preferred stock, voting and participating by series, issuable with rights, privileges, restrictions and conditions as determined by the directors and officers of WinView at the time of issuance.

Convertible to common stock at a stated conversion ratio at the earlier of the option of the holder or an initial public offering.

37,600,000	Common stock.

(b)	Common stock

	Common shares
	2019	2018

In issue, beginning of year	6,067,605	5,672,730
Issuance for debt conversion	-	124,875
Exercise of stock-options	-	20,000
Other	-	250,000
In issue, end of year	6,067,605	6,067,605

Holders of these stock are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company.

(c)	Series A preferred stock

On April 21, 2016, the Company issued 9,848,791 series A preferred stock for net proceeds of $9,176,360.

(d)	Series B preferred stock

On April 27, 2017, the Company issued 9,078,408 series B preferred stock for net proceeds of $12,224,160.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

15.	Financial instruments and risk management

Fair values of financial assets and financial liabilities

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. Fair value estimates are made at the statement of financial position date, based on relevant market information and other information about financial instruments.

The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The carrying amounts of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities, and accrued interest and loans and borrowings approximate fair value.

Financial risk management objectives and policies

WinView’s activities exposes it to a variety of financial risks including foreign currency risk, interest rate risk, credit risk, and liquidity risk. These financial instrument risks are actively managed by the Company under the policies approved by the Board of Directors. The principal financial risks are managed by the Company’s finance department, within Board approved policies and guidelines. On an ongoing basis, the finance department actively manages market conditions with a view to minimizing the exposure of the Company to changing market factors, while at the same time limiting the funding costs to the Company.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company uses information supplied by independent rating agencies where available, and if not available, the Company uses other publicly available financial information and its own records to rate its customers.

Credit risk arises from cash and deposits with banks as well as credit exposure to outstanding receivables, the carrying amounts represent the Company’s maximum exposure to credit risk.

The Company does not have any significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

15.	Financial instruments and risk management (cont’d)

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk with respect to its contractual obligations and financial liabilities. The Company manages liquidity risk by continuously monitoring forecasted and actual cash flows and matching maturity profiles of financial assets and liabilities. The Company seeks to ensure that it has sufficient capital to meet short term financial obligations after taking into account its operating obligations and cash on hand.

The Company’s policy is to seek to ensure adequate funding is available from operations and other sources, including debt and equity capital markets, as required.

	< 1 year	1-2 years	3-5 years
	$	$	$

Accounts payable and accrued liabilities	827,328	-	-
Loans and borrowings and accrued interest	18,080,415	1,284,807	-

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to fair value risk with respect to loans and borrowings which bear interest at fixed rates.

16.	Capital management

WinView defines capital as its equity. The Company’s objectives when managing its capital is (i) to safeguard the ability to continue as a going concern in order to pursue its business plan; and (ii) to provide adequate return to shareholders by obtaining an appropriate amount of financing with the level of risk, to reduce after-tax cost of capital.

The Company sets the amount of capital in proportion to its risk. WinView’s manages capital structure and adjusts considering changes in economic conditions and the characteristics of risk of underlying assets. In order to maintain or adjust capital structure, the Company may attempt to issue new stock or sell assets to reduce its obligations. WinView’s objective is met by retaining adequate liquidity to provide for the possibility that cash flows from assets will not be sufficient to meet future cash flow requirements.

There have been no changes to the Company’s capital management policies during the years ended December 31, 2019 and 2018.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

17.	Related party transactions

Key management personnel compensation for officers and directors of the Company are as follows:

	2019	2018
	$	$

Salaries and benefits	266,307	964,565
Consulting fees	156,253	166,667
Marketing	30,000	-
	452,560	1,131,232

Accounts payable and accrued liabilities due to officers of the Company at December 31, 2019 includes $41,668 for consulting fees (2018 – $20,533), $Nil for expenses incurred on the Company’s behalf (2018 – $4,282), and $115,757 of interest expense (2018 – $32,709).

During the year ended December 31, 2019, directors and officers of the Company provided $750,000 of convertible notes payable (2018 – $801,118) as long-term financing. The notes bear interest between 6-8% per annum. The outstanding related party notes payable at December 31, 2019 were $1,551,118 (2018 – $801,118).

During the year ended December 31, 2019, the Company incurred $83,111 (2018 – $32,709) of interest expense with respect to the related party convertible notes payable.

18.	Subsequent events

Convertible notes

Through a series of transactions through to January 24, 2020, the Company raised $1,095,000 in convertible notes. The convertible notes yield interest at a rate of 6% per annum and come due on August 22, 2020.

Binding letter agreement

On November 22, 2019, Torque Esports Corp. (“Torque”, formerly Millennial Esports Corp.), Frankly Inc. (“Frankly”), and the Company agreed to combine to form an integrated news, gaming, sports and esports platform. The combined company is to be called Engine Media Holdings, Inc. The binding letter of agreement (the “Letter Agreement”) provides for Torque to acquire all of the issued and outstanding common shares of Frankly, and all of the issued and outstanding securities of WinView. The Company closed the combination in the third quarter of 2020.

WinView, Inc.
Notes to the financial statements
For the years ended December 31, 2019 and 2018
(in U.S. dollars)

18.	Subsequent events (cont’d)

Frankly, Torque and WinView business combination agreement

Torque, Frankly and WinView entered into a business combination agreement dated March 9, 2020 (the “Business Combination Agreement”), pursuant to which Torque acquired each of Frankly and WinView (the “Torque Transaction”), which will create an integrated platform dedicated to live esports, news and gaming.

Consistent with the terms of the binding letter of agreement entered into by the three companies on November 22, 2019, the Business Combination Agreement provided that Torque effect the Torque Transaction by the following: (a) acquired all of the issued and outstanding common shares of Frankly pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Frankly Arrangement”); and (b) indirectly acquired WinView, pursuant to a statutory merger of WinView with and into Engine Merger Sub Inc. (a wholly-owned subsidiary of Torque), under the General Corporation Law of the State of Delaware (the “WinView Merger”).

Pursuant to the Plan of Arrangement, holders of common shares of Frankly received one common share of Torque, in exchange for each common share of Frankly held by them (the “Frankly Consideration”). All outstanding convertible securities of Frankly were exchanged for equivalent securities of Torque (other than outstanding warrants to purchase common shares of Frankly, which remain outstanding and had the terms of such securities adjusted to reflect the exchange ratio).

Pursuant to the WinView Merger, holders of securities of WinView received a total of 26,400,000 common shares of Torque, and/or contingent rights, in exchange for the securities of WinView held by them. The contingent rights entitle holders to proceeds from the enforcement of WinView’s patent portfolio as further specified in the Business Combination Agreement.

Frankly, Torque and WinView business combination agreement

Frankly has agreed to provide an advance of up to $100,000 and provide monthly reimbursements to WinView to cover WinView’s reasonable legal and audit expenses relating to the Torque Transaction in excess of that amount, which amounts are reimbursable to Frankly in certain circumstances. The advance and reimbursements are subject to the review and approval of the TSX-V. Under the rules of the TSX-V, Frankly and WinView are considered to be non-arm’s length parties of each other due to a director of the Company also being a director of Frankly.

SCHEDULE “D”

UNAUDITED INTERIM FINANCIAL STATEMENTS OF WINVIEW

WinView, Inc.

Interim Condensed Financial Statements

March 31, 2020

(In U.S. dollars)

WinView, Inc. Table of Contents March 31, 2020

Unaudited interim condensed statements of financial position	3

Unaudited interim condensed statements of loss and comprehensive loss	4

Unaudited interim condensed statements of changes in equity	5

Unaudited interim condensed statements of cash flows	6

Notes to the unaudited interim condensed financial statements	7

WinView, Inc. Unaudited interim condensed statements of financial position As at March 31, 2020 and December 31, 2019 (in U.S. dollars)

	Note	March 31, 2020	December 31, 2019
		$	$

Assets

Current assets:
Cash		611,162	944,868
Restricted cash	12	212,776	217,616
Prepaid expenses and deposits		79,777	131,693
Total assets		903,715	1,294,177

Liabilities

Current liabilities:
Accounts payable and accrued liabilities		932,708	827,328
Accrued interest	13	1,516,588	1,496,449
Deferred revenues		87,182	87,182
Convertible notes	13	16,593,369	15,488,966
Loans and borrowings to be issued	13	-	1,095,000
		19,129,847	18,994,925
Non-current liabilities:
Secured and convertible notes	13	1,403,520	1,284,807
Total liabilities		20,533,367	20,279,732

Shareholders’ deficit

Common stock capital	14	172,515	172,515
Preferred stock capital	14	21,400,520	21,400,520
Reserves	10	788,032	682,668
Accumulated deficit		(41,990,719)	(41,241,258)
Total shareholders’ deficit		(19,629,652)	(18,985,555)
Total liabilities and shareholders’ deficit		903,715	1,294,177

Going concern	2(a)
Subsequent events	18

Approved by the Board	“Tom Rogers”	“Hank Ratner”
	Director	Director

The accompanying notes should be read in conjunction with these unaudited interim condensed financial statements.

WinView, Inc. Unaudited interim condensed statements of loss and comprehensive loss For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

	Note	2020	2019
		$	$

Continuing operations
Revenue	7(a)	3,262	49,131
Cost of sales		10,623	44,263
		(7,361)	4,868

Operating expenses
General and administrative	8, 17	463,849	842,746
Research and development	8	142,496	219,901
Selling and marketing	8	112,341	355,353
Finance costs	13	20,964	19,046
Taxes		2,450	3,250
		742,100	1,440,296

Net loss and comprehensive loss		(749,461)	(1,435,428)

Loss per common share
Basic and diluted loss per share	9	(0.26)	(0.51)

The accompanying notes should be read in conjunction with these unaudited interim condensed financial statements.

WinView, Inc. Unaudited interim condensed statements of changes in equity As at and for the three months ended March 31, 2020 and 2019 (in U.S. dollars)

	Note	Common stock capital	Preferred stock capital	Reserves	Accumulated deficit	Total equity
		$	$	$	$	$

Balance, as at December 31, 2018		172,515	21,400,520	314,745	(35,838,364)	(13,950,584)

Net loss for the period		-	-	-	(1,435,428)	(1,435,428)
Issuance of common shares		-	-	-	-	-
Stock-based compensation	8, 10	-	-	238,892	-	238,892

Balance, as at March 31, 2019		172,515	21,400,520	553,637	(37,273,792)	(15,147,120)

Balance, as at December 31, 2019		172,515	21,400,520	682,668	(41,241,258)	(18,985,555)

Net loss for the period		-	-	-	(749,461)	(749,461)
Issuance of common shares		-	-	-	-	-
Stock-based compensation (recovery)	8, 10	-	-	105,364	-	105,364

Balance, as at March 31, 2020		172,515	21,400,520	788,032	(41,990,719)	(19,629,652)

The accompanying notes should be read in conjunction with these unaudited interim condensed financial statements.

WinView, Inc. Unaudited interim condensed statements of cash flows For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

	Note	2020	2019
		$	$
Operating activities
Loss for the year		(749,461)	(1,435,428)
Adjustments for:
Equity-settled stock-based compensation	8, 10	105,364	238,892
Finance costs and other		28,056	28,056
		(616,041)	(1,168,480)
Changes in:
Prepaid expenses and deposits		51,916	158,554
Accounts payable and accrued liabilities		105,380	96,217
Accrued interest		20,139	398,653
		(438,606)	(515,056)

Financing activities
Proceeds from loans and borrowings	13(d)	317,676	332,619
Repayment of loans and borrowings	13(d)	-	-
Proceeds from the issuance of shares		-	-
		317,676	332,619

Net change in cash, during the year		(120,930)	(182,437)
Cash, beginning of year		944,868	1,344,921
Cash, end of the year		823,938	1,162,484

Cash is represented by:
Cash		611,162	944,868
Restricted cash	12	212,776	217,616
		823,938	1,162,484

The accompanying notes should be read in conjunction with these unaudited interim condensed financial statements.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

1.	General information

WinView, Inc. (“WinView” or the “Company”) is a digital technology company that invented, pioneered second-screen interactive television, and is one of the nation’s leading skill-based sports prediction mobile games platforms. WinView was incorporated on December 2, 2008, pursuant to the filings with the secretary of the State of Delaware. The Company’s corporate headquarters and registered head office are located at 370 Convention Way, Suite #102, Redwood City, California, 94063.

The Company was acquired by Torque Esports Corp. (“Torque”) on May 8, 2020 under terms of a business combination agreement (see Note 18). Subsequent to the acquisition, Torque changed its name to Engine Media Holdings Inc.

2.	Basis of preparation

(a)	Going concern

These unaudited interim condensed financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. The realizable values may be substantially different from its carrying amounts, as shown in these unaudited interim condensed financial statements, and these financial statements do not give effect to adjustments that would be necessary to the carrying amounts and classification of assets and liabilities should the Company be unable to continue as a going concern.

As at March 31, 2020, the Company had an accumulated deficit of $41,861,688 (December 31, 2019, $41,112,227). The Company has not yet been able to generate positive cash flows from operations. Whether and when the Company can generate sufficient cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to March 31, 2020 is uncertain.

These material uncertainties may cast significant doubt on the Company’s ability to continue as a going concern. The unaudited interim condensed financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

To address the going concern risk through the May 8, 2020 acquisition of the Company by Torque, the Company continued to seek equity financing alternatives to support the ongoing operations, monitor general and administrative expenses in comparison to budget, and continued to optimize its operating processes.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforce’s, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

2.	Basis of preparation (cont’d)

(b)	Statement of compliance

The unaudited interim condensed financial statements (the “financial statements”) have been prepared in accordance with IAS 34, Interim Financial Reporting as issued by the by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”). The interim condensed financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Company’s annual audited financial statements for the years ended December 31, 2019. These unaudited interim condensed consolidated financial statements were authorized for issuance by the Board of Directors on November 13, 2020.

(c)	Basis of presentation

The financial statements are prepared on a going concern basis using the historical cost method, except for financial instruments measured at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information. The financial statements are presented in US dollars, which is also the Company’s functional currency.

The Company presents its classified statements of financial position distinguished between current and non-current assets and liabilities. Current assets and liabilities are those expected to be settled within one year of the reporting period, and non-current assets and liabilities are those which the recovery or settlement is expected to be greater than a year after the reporting period.

3.	Use of judgments and estimates

In preparation of these financial statements, management has made judgments and estimates that affect the application of the Company’s accounting policies and the reported amount of assets, liabilities, revenue and expenses. Actual results may significantly differ from these estimates.

The significant judgments, estimates and assumptions in the preparation of the financial statements are consistent with those followed in the preparation of the Company’s annual financial statements for the years ended December 31, 2019.

4.	Operating segments

WinView operates in the United States. The Company has one strategic division offering its services and are managed on an integrated basis with similar bases in technology and marketing. In measuring its performance, the Company does not distinguish or group its operations on a geographical or on any other basis, and accordingly, has a single operating segment.

The Company’s chief executive officer is the chief operating decision marker, and regularly reviews WinView’s operations and performance. WinView does not have any significant customers or any significant groups of customers.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

5.	Changes in significant accounting policies

(a)	IAS 1 and IAS8 – Definition of Material - Updates

On October 31, 2018, the IASB issued ‘Definition of Material (Amendments to IAS 1 and IAS 8)’ to clarify the definition of ‘material’ and to align the definition used in the Conceptual Framework and the standards themselves. The amendments are effective annual reporting periods beginning on or after 1 January 2020. The implementation of these standards did not have a material impact on the Company’s financial statements.

(b)	Conceptual Framework – Updates

Together with the revised ‘Conceptual Framework’ published in March 2018, the IASB also issued ‘Amendments to References to the Conceptual Framework in IFRS Standards’. The amendments are effective for annual periods beginning on or after 1 January 2020. The implementation of these standards did not have a material impact on the Company’s financial statements.

(c)	IFRS 3 – Definition of a Business - Updates

On 22 October 2018, the IASB issued ‘Definition of a Business (Amendments to IFRS 3)’ aimed at resolving the difficulties that arise when an entity determines whether it has acquired a business or a group of assets. The amendments are effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after 1 January 2020. The implementation of these standards did not have a material impact on the Company’s financial statements.

(d)	Other accounting standards

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

6.	Significant accounting policies

The accounting policies adopted in the preparation of these financial statements are consistent with those followed in the preparation of the annual financial statements for the year ended December 31, 2019, except for the adoption of new standards effective as of January 1, 2020 (Note 5).

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

7.	Revenue

(a)	Revenue streams and disaggregation of revenue from contracts with customers

The Company generates revenue primarily from the sale of entry fees. Other sources of revenue relate to immaterial amounts for other auxiliary services. In the following table, revenue from contracts with customers is disaggregated by service lines and timing of revenue recognition.

	3 mo. ended 31-Mar-20	3 mo. ended 31-Mar-19
	$	$
Major products and service items
Entry fees	3,262	49,131

Timing of revenue recognition
Services transferred at a point in time	3,262	49,131

(b)	Performance obligations and revenue recognition policies

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of its services to a customer.

The following table provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms and related revenue recognition policies.

Type of service	Nature and timing of satisfaction of performance obligations, including significant payment terms	Revenue recognition policies
Entry fees	Entry fees represents primarily the commission charged at the start of each contest and entry fees for participation in the contest, and is net of certain promotional expenses, which are treated as a reduction of the transaction price.	Revenue is recognized at a point in time when the contest is concluded.
Other	Customers can participate in contests using virtual currency (i.e. wallet tickets). Customers can earn wallet tickets in contests which can be used for contests.	Wallet tickets are initially recorded as a contract liability and are recorded as revenue as the customer participates in contests.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

8.	Expenses by nature

	3 mo. ended 31-Mar-20	3 mo. ended 31-Mar-19
	$	$

Salaries and benefits	340,237	657,344
Professional fees	75,311	135,190
Office and general	21,266	41,553
Insurance	27,035	8,659
General and administrative	463,849	842,746

Promotion	8,432	203,186
Distribution	103,909	152,167
Selling and marketing	112,341	355,353

Platform costs expensed	142,496	219,901
Equipment costs	-	-
Research and development	142,496	219,901

Total general and administrative, selling and marketing and research and development expenses	718,686	1,418,000

9.	Loss per share

	3 mo. ended 31-Mar-20	3 mo. ended 31-Mar-19
	$	$

Net loss	(749,461)	(1,435,428)

Weighted average common shares outstanding:
Basic and diluted	2,841,783	2,841,783

Net loss per share attributable to shareholders:
Basic and diluted	(0.26)	(0.51)

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

10.	Share-based payment arrangements

(a)	Stock-option plans

On September 25, 2012, the Company established a stock-option plan that entitles key management personnel and employees to purchase stock in the Company. Under the stock-option plan, holders of vested options are entitled to purchase stock at fair value of the stock at grant date.

The aggregate number of options that may be granted under the plan cannot exceed 3,483,238. The Board of Directors determines the price per common share based on valuation reports and the number of common stock which may be allocated to key management personnel and employees.

On October 13, 2016, the Company established an equity-incentive plan that entitles key management personnel to purchase stock in the Company. Under the equity incentive plan, holders of vested incentives are entitled to purchase stock at fair value of the stock at the grant date.

The aggregate number of incentives that may be granted under the plan cannot exceed 6,947,247. The Board of Directors determines the price per common share and the number of common stock which may be allocated to key management personnel and employees.

(b)	Measurement of fair values

The stock-options were valued using the Black-Scholes formula. The inputs used in the measurement of the fair values at the grant and measurement date of the stock-options and warrants were as follows:

	March 31, 2020	December 31, 2019
Fair value	$0.14	$0.14
Share price	$0.15	$0.15
Exercise price	$0.48	$0.48
Expected volatility (weighted-average)	125%	125%
Expected life (weighted-average)	10.00	10.00
Expected dividends	0.00%	0.00%
Risk-free interest rate	1.75%	1.75%

Expected volatility has been based on an evaluation of the historical volatility of the Company’s share price, particularly over the historical period commensurate with the expected term. The expected term of the instruments has been based on historical experience and general option and warrants holder behaviour.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

10.	Share-based payment arrangements (cont’d)

(c)	Reconciliation of outstanding stock-options

The number and weighted-average exercise prices of stock options under the stock option plan are as follows:

	Number of options granted	Number of options vested	Weighted- average exercise price
			$

Outstanding, as at December 31, 2018	3,861,629	1,814,117	0.34
Granted and vested during the year	-	-	-
Forfeited during the year	-	-	-
Outstanding, as at March 31, 2019	3,861,629	1,814,117	0.34

Outstanding, as at December 31, 2019	9,070,879	5,323,682	0.42
Granted and vested during the year	-	-	-
Forfeited during the year	-	-	-
Outstanding, as at March 31, 2020	9,070,879	5,323,682	0.42

(d)	Warrants

The number and weighted-average exercise prices of warrants are as follows:

	Number of warrants	Weighted- average exercise price
		$

Outstanding, as at December 31, 2018	7,015,943	1.37
Issued	5,736	1.17
Expired	-	-
Outstanding, as at March 31, 2019	7,021,679	1.37

Outstanding, as at December 31, 2019	13,174,863	1.37
Issued	-	-
Expired	-	-
Outstanding, as at March 31, 2020	13,174,863	1.37

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

10.	Share-based payment arrangements (cont’d)

The following table summarizes the expiry date, the number of warrants and weighted-average exercise price outstanding as at March 31, 2020:

Expiry date	Exercise price	Number of warrants
	$
April 21, 2021	1.17	1,248,984
April 27, 2022	1.36	1,953,436
April 16, 2022	1.36	3,813,523
April 8, 2023	0.01	4,811,650
September 13, 2023	0.01	1,347,270
		13,174,863

11.	Income taxes

(a)	Income tax expense

The following table reconciles income taxes calculated at the combined US federal and state tax rates with income tax expense recognized in the statements of loss and comprehensive loss:

	3 mo. ended 31-Mar-20	3 mo. ended 31-Mar-19
	$	$
Loss before income taxes	(749,461)	(1,435,428)
Statutory rate	27.00%	27.00%
Expected income tax recovery	(202,354)	(387,566)

Decrease in income tax recovery due to:
Expenses not deductible for tax purposes	75,000	87,820
Non-capital losses unrecognized	127,354	299,746
Total income tax expense	-	-

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

11.	Income taxes (cont’d)

(b)	Deferred income taxes

The temporary differences that give rise to deferred income tax assets and deferred income tax liabilities are presented below:

	March 31, 2020	December 31, 2019
	$	$

Deferred tax assets
Refundable credits	13,449,000	13,247,000
Less: refundable credits not recognized	(13,449,000)	(13,247,000)
	-	-

Expiry of losses are as follows:

Year of origin	Amount
$

2009	38,482
2010	53,559
2011	715,612
2012	936,921
2013	532,728
2014	304,589
2015	1,138,417
2016	5,756,500
2017	11,375,172
2018	13,001,429
2019	4,305,976
2020	749,461
38,908,846

Tax attributes are subject to review, and potential adjustment, by tax authorities.

12.	Restricted cash

In connection with the operating activities described in Note 7(b), the Company is required to restrict the use of funds which were received from players as a deposit for use in future contests plus each player’s winnings in accordance with the terms of use agreement.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

13.	Loans and borrowings

	Note	March 31, 2020	December 31, 2019
		$	$
Current liabilities
Secured notes - accrued interest	(a, b, d)	6,501	6,501
Convertible notes - accrued interest	(b, c, d)	1,510,087	1,489,948
Convertible notes	(b, c, d)	15,498,369	15,488,966
Convertible notes to be issued	(b, c, d)	1,095,000	1,095,000
		18,109,957	18,080,415

Non-current liabilities
Secured notes	(a, b, d)	1,403,520	1,284,807
Convertible notes	(b, c, d)	-	-
		1,403,520	1,284,807

(a)	Secured notes

On September 21, 2009, the Company and a third party agreed to terms on repayment of debt incurred by WinView for the provision of services by the third party. This agreement was amended on April 18, 2016 and further amended on April 17, 2017.

The latest amendment on April 17, 2017 extended the agreement and renegotiated the terms and conditions of the required mandatory repayments of $15,000 per month for 24 months and $25,000 per month for 24 months upon respective closing of the Company’s series A and series B preferred share offerings.

(b)	Terms and repayment schedule

The terms and conditions of outstanding loans are as follows:

	Nominal interest rate	Year of maturity	March 31, 2020	December 31, 2019
			$	$
Convertible notes	6-8%	2020	15,498,369	15,488,966
Secured notes	8%	2021	1,403,520	1,284,807
			16,901,889	16,773,773

The secured notes are subject to liquidation preference over the other obligations of WinView.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

13.	Loans and borrowings (cont’d)

(c)	Convertible notes

During the year ended December 31, 2018, the Company issued convertible promissory notes (March 2018 and August 2018) for total proceeds of $12,920,000. The notes are unsecured, have a maturity date of 24 months after the issuance date and bear interest between 6-8% per annum, payable upon maturity. Any unpaid accrued interest on the note will be convertible into equity on the same terms as the principal.

The notes issued in March 2018 are convertible into series B preferred stock using a formula based on the lower of the original series B preferred stock price per share or the conversion price per share, which is defined to be the price per share for any qualified financing, which is defined to be an issuance of preferred stock with total proceeds of at least $5,000,000.

The notes have share purchase warrants attached giving note holders the right to purchase up to an additional 3,813,523 series B preferred stock (Note 10(d)). The Company incurred $nil transaction costs for this offering.

The notes issued in August 2018 are convertible with conversion rights dependent upon certain conditions, as follows:

(i)	Automatic conversion upon a Qualified Financing - the notes, including principal and accrued interest, will be convertible into stock of the new securities issued in such a Qualified Financing at the conversion price;

(ii)	Voluntary conversion upon a Non-Qualified Financing - the notes, including the principal and accrued interest, will be convertible into the Company’s preferred stock issued in the Non-Qualified Financing at the conversion price; or

(iii)	Change of control - the note holders can elect to either receive cash (principal and interest calculated at a premium rate of 12% instead of 8% from the date of issuance) or convert the note into stock of the Company’s common stock at the conversion price.

Conversion price is the price per share equal to the amount obtained by dividing $65,000,000 by the fully diluted shares of the Company, which is defined to be the sum of the outstanding and issued shares of the common stock, shares of common stock issuable upon conversion of all outstanding securities and the exercise of all outstanding options and warrants; and common stock reserved under any equity incentive plan of the Company.

Fully diluted capitalization shall not include the notes and the securities directly or indirectly issuable upon conversion or exchange of the notes, other outstanding convertible promissory notes and the securities directly or indirectly issuable upon conversion or exchange of such other outstanding convertible promissory notes, or in any automatic conversion, any securities issued in the financing, any shares of common stock directly or indirectly issuable upon conversion, exchange or exercise of such securities and any increase in the number of shares reserved for issuance under the Company’s equity incentive or similar plans or arrangement in connection with the financing.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

13.	Loans and borrowings (cont’d)

(c)	Convertible notes (cont’d)

Qualified Financing is defined to be a transaction or series of transaction led by Playtech Services (Cyprus) Limited or its affiliates pursuant to which the Company issues and sells shares of any class or series of equity securities at a fixed price with the principal purpose of raising capital.

The Company incurred $nil transaction costs for this offering.

14.	Capital and reserves

(a)	Authorized

11,660,000	Series A preferred stock, voting and participating by series, issuable with rights, privileges, restrictions and conditions as determined by the directors and officers of WinView at the time of issuance.

Convertible to common stock at a stated conversion ratio at the earlier of the option of the holder or an initial public offering.

10,350,934	Series B preferred stock, voting and participating by series, issuable with rights, privileges, restrictions and conditions as determined by the directors and officers of WinView at the time of issuance.

Convertible to common stock at a stated conversion ratio at the earlier of the option of the holder or an initial public offering.

37,600,000	Common stock.

(b)	Common stock

	Common shares
	March 31, 2020	December 31, 2019
In issue, beginning of year	6,067,605	6,067,605
Issuance for debt conversion	-	-
Exercise of stock-options	-	-
Other	-	-
In issue, end of year	6,067,605	6,067,605

Holders of these stock are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

14.	Capital and reserves (cont’d)

(c)	Series A preferred stock

On April 21, 2016, the Company issued 9,848,791 series A preferred stock for net proceeds of $9,176,360.

(d)	Series B preferred stock

On April 27, 2017, the Company issued 9,078,408 series B preferred stock for net proceeds of $12,224,160.

15.	Financial instruments and risk management

Fair values of financial assets and financial liabilities

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. Fair value estimates are made at the statement of financial position date, based on relevant market information and other information about financial instruments.

The three levels of the fair value hierarchy are:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
Level 3	Inputs that are not based on observable market data.

The carrying amounts of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities, and accrued interest and loans and borrowings approximate fair value.

Financial risk management objectives and policies

WinView’s activities exposes it to a variety of financial risks including foreign currency risk, interest rate risk, credit risk, and liquidity risk. These financial instrument risks are actively managed by the Company under the policies approved by the Board of Directors. The principal financial risks are managed by the Company’s finance department, within Board approved policies and guidelines. On an ongoing basis, the finance department actively manages market conditions with a view to minimizing the exposure of the Company to changing market factors, while at the same time limiting the funding costs to the Company.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

15.	Financial instruments and risk management (cont’d)

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company uses information supplied by independent rating agencies where available, and if not available, the Company uses other publicly available financial information and its own records to rate its customers.

Credit risk arises from cash and deposits with banks as well as credit exposure to outstanding receivables, the carrying amounts represent the Company’s maximum exposure to credit risk.

The Company does not have any significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk with respect to its contractual obligations and financial liabilities. The Company manages liquidity risk by continuously monitoring forecasted and actual cash flows and matching maturity profiles of financial assets and liabilities. The Company seeks to ensure that it has sufficient capital to meet short term financial obligations after taking into account its operating obligations and cash on hand.

The Company’s policy is to seek to ensure adequate funding is available from operations and other sources, including debt and equity capital markets, as required.

	< 1 year	1-2 years	3-5 years
	$	$	$
Accounts payable and accrued liabilities	932,708	-	-
Loans and borrowings and accrued interest	18,109,957	1,403,520	-

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to fair value risk with respect to loans and borrowings which bear interest at fixed rates.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

16.	Capital management

WinView defines capital as its equity. The Company’s objectives when managing its capital is (i) to safeguard the ability to continue as a going concern in order to pursue its business plan; and (ii) to provide adequate return to shareholders by obtaining an appropriate amount of financing with the level of risk, to reduce after-tax cost of capital.

The Company sets the amount of capital in proportion to its risk. WinView’s manages capital structure and adjusts considering changes in economic conditions and the characteristics of risk of underlying assets. In order to maintain or adjust capital structure, the Company may attempt to issue new stock or sell assets to reduce its obligations. WinView’s objective is met by retaining adequate liquidity to provide for the possibility that cash flows from assets will not be sufficient to meet future cash flow requirements.

There have been no changes to the Company’s capital management policies during the three months ended March 31, 2020.

17.	Related party transactions

Key management personnel compensation for officers and directors of the Company are as follows:

	3 mo. ended 31-Mar-20	3 mo. ended 31-Mar-19
	$	$
Salaries and benefits	57,040	66,577
Consulting fees	31,251	39,063
Marketing	-	7,500
	88,291	113,140

Accounts payable and accrued liabilities due to officers of the Company at March 31, 2020 includes $31,251 for consulting fees (December 31, 2019 – $41,668), $Nil for expenses incurred on the Company’s behalf (December 31, 2019 – $Nil), and $Nil of interest expense (December 31, 2019 – $115,757).

During the three months ended March 31, 2019, directors and officers of the Company provided $300,000 of convertible notes payable (three months ended March 31, 2019 – $Nil) as long-term financing. The notes bear interest between 6-8% per annum. The outstanding related party notes payable at March 31, 2020 were $2,101,118 (December 31, 2019 – $1,551,118).

During the three months ended March 31, 2020, the Company incurred $28,522 (three months ended March 31, 2019 – $17,272) of interest expense with respect to the related party convertible notes payable.

WinView, Inc. Notes to the unaudited interim condensed financial statements For the three months ended March 31, 2020 and 2019 (in U.S. dollars)

18.	Subsequent events

Convertible notes

In a series of transactions through to January 24, 2020, the Company raised $1,095,000 in convertible notes. The convertible notes yield interest at a rate of 6% per annum and come due on August 22, 2020.

Frankly, Torque and WinView business combination agreement

Torque, Frankly and WinView entered into a business combination agreement dated March 9, 2020 (the “Business Combination Agreement”), pursuant to which, on May 8, 2020, Torque acquired each of Frankly and WinView (the “Torque Transaction”), which will create an integrated platform dedicated to live esports, news and gaming.

Consistent with the terms of the binding letter of agreement entered into by the three companies on November 22, 2019, the Business Combination Agreement provided that Torque effect the Torque Transaction by the following: (a) acquired all of the issued and outstanding common shares of Frankly pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Frankly Arrangement”); and (b) indirectly acquired WinView, pursuant to a statutory merger of WinView with and into Engine Merger Sub Inc. (a wholly-owned subsidiary of Torque), under the General Corporation Law of the State of Delaware (the “WinView Merger”).

Pursuant to the Plan of Arrangement, holders of common shares of Frankly received one common share of Torque, in exchange for each common share of Frankly held by them (the “Frankly Consideration”). All outstanding convertible securities of Frankly were exchanged for equivalent securities of Torque (other than outstanding warrants to purchase common shares of Frankly, which remain outstanding and had the terms of such securities adjusted to reflect the exchange ratio).

Pursuant to the WinView Merger, holders of securities of WinView received a total of 26,400,000 common shares of Torque, and/or contingent rights, in exchange for the securities of WinView held by them. The contingent rights entitle holders to proceeds from the enforcement of WinView’s patent portfolio as further specified in the Business Combination Agreement.

Frankly has agreed to provide an advance of up to $100,000 and provide monthly reimbursements to WinView to cover WinView’s reasonable legal and audit expenses relating to the Torque Transaction in excess of that amount, which amounts are reimbursable to Frankly in certain circumstances. The advance and reimbursements are subject to the review and approval of the TSX-V. Under the rules of the TSX-V, Frankly and WinView are considered to be non-arm’s length parties of each other due to a director of the Company also being a director of Frankly.

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